UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [   ]

Check the appropriate box:

[X]

Preliminary Proxy Statement

[   ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]

Definitive Proxy Statement

[   ]

Definitive Additional Materials

[   ]

Soliciting Material Pursuant to § 240.14a-12

MULTISYS LANGUAGE SOLUTIONS, INC.

 (Name of Registrant as Specified In Its Charter)

________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]	No fee required.
[ ]	$125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MULTISYS LANGUAGE SOLUTIONS, INC.

8045 Dolce Volpe Ave.

Las Vegas, Nevada 89178

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 22, 2010

To the Stockholders of Multisys Language Solutions, Inc.:

Please take notice that a Special Meeting of Stockholders (the “Meeting”) of Multisys Language Solutions, Inc., a Nevada corporation (“MLS” ),will be held on Friday, October 22, 2010 at 9:00 a.m. Pacific Standard Time, at the MLS executive offices, 8045 Dolce Volpe Ave., Las Vegas, NV 89178, for the following purposes:

1.  To ratify the Board Resolution authorizing the issuance of 40 million shares to purchase certain mineral rights from Holms Energy, LLC, a transaction which will involve a change in control of our company.

2.  To ratify the Board Resolution authorizing an amendment of the 2008 Non-Statutory and Non-Qualified Stock Option and Stock Appreciation Rights Plan  to increase the stock options available under the Plan from 1,000,000 shares to 5,000,000 shares.

3.  To ratify the Board Resolution authorizing the amendment of our Articles of Incorporation changing the name of the corporation from Multisys Language Solutions, Inc. to Bakken Resources, Inc. upon successful completion of the June 28, 2010 Private Placement and closing of the purchase of certain oil and gas production royalty rights from Holms Energy LLC.

4.  To consider and act upon such other matters as may properly come before the Meeting and any adjournment thereof.

Only stockholders of record, as shown on the transfer books of MLS, at the close of business on October 1, 2010 will be entitled to notice of and to vote at the Meeting or at any adjournment thereof.  A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of MLS for a period of at least 10 days preceding the Meeting.

Whether or not you expect to be present, please sign, date and return the enclosed proxy sheet in the enclosed pre-addressed envelope as soon as possible.  No postage is required if the enclosed envelope is used and mailed in the United States.

By Order of the Board of Directors

/s/ Janelle Edington
President, Chief Executive Officer

Las Vegas, Nevada
Date: October 12, 2010

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

MULTISYS LANGUAGE SOLUTIONS, INC.

8045 Dolce Volpe Ave.

Las Vegas, Nevada 89178

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of Multisys Language Solutions, Inc. (“MLS”) for the Meeting of Stockholders (the “Meeting”) to be held on Friday, October 22, 2010, at 9:00 a.m. Pacific Standard Time, at the MLS executive offices, 8045 Dolce Volpe Ave., Las Vegas, NV 89178, or at any adjournments or postponements of the Meeting, for the purposes set forth in the notice attached to this proxy statement.  This proxy statement and accompanying proxy card are first being mailed to you on or about October 12, 2010.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares October 1, 2010, the record date.  At the close of business on the record date, 6,157,500 shares of common stock were outstanding and entitled to vote at the Meeting.  Each share of common stock outstanding as of the record date is entitled to one vote.

You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

Votes cast by proxy or in person at the Meeting will be tabulated by Janelle Edington, President, who has been appointed prior to the Meeting.  She will also determine whether a quorum is present.  In the event of any abstentions or broker non-votes with respect to any proposal coming before the Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum.  Abstentions and broker on-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the Meeting.  A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Therefore, abstentions and broker non-votes generally have no effect under Nevada law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of Common Stock present and voting at the meeting.

Business may be transacted at the Meeting if a quorum is present.  A quorum is present at the Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Meeting.  If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a "broker non-vote"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal.  Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.  Proposal 1 is considered a routine proposal.

It is important that your proxy be returned promptly and that your shares be represented.  You are urged to sign, date, and promptly return the enclosed proxy in the enclosed envelope.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholders.  If not otherwise instructed, the shares represented by each valid returned Proxy in the form accompanying this Proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the stockholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Meeting (including any proposal to adjourn the Meeting) and any adjournment thereof.  The matters described in this Proxy Statement are the only matters we know will be voted on at the Meeting.  If other matters are properly presented at the Meeting, the proxyholders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed Proxy card to vote on each proposal to be considered at the Meeting.  If you sign and date the Proxy card and mail it back to us in the enclosed envelope, the proxyholders named on the Proxy card will vote your shares as you instruct.  If you sign and return the Proxy card but do not vote on a proposal, the proxyholders will vote your shares

"for" such proposal or, in the case of the election of directors, vote "for" election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked (i) by a writing delivered to the Secretary of the Company stating that the Proxy is revoked, (ii) by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Meeting, or (iii) by attendance at the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a Proxy). Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.  Any written notice of revocation or subsequent Proxy should be delivered to Multisys Language Solutions, Inc., Attention: President, 8045 Dolce Volpe Ave., Las Vegas, NV 89178, or hand-delivered to the President of Multisys Language Solutions, Inc. at or before the taking of the vote at the Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional solicitation materials furnished to you.  We will reimburse our transfer agent for its out-of-pocket expenses.  We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will approximate $2,000.  In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person.  We will not pay our employees additional compensation for contacting you.

PROPOSAL NO. 1

RATIFICATION OF BOARD RESOLUTION AUTHORIZING FORTY MILLION

SHARES TO PURCHASE CERTAIN MINERAL RIGHTS FROM HOLMS ENERGY, LLC

Summary

Our board of Directors adopted a resolution on June 15, 2010, authorizing our President to execute a an option to purchase certain assets of Holms Energy, LLC, a Nevada Limited Liability Company for $100,000 cash,  the issuance of forty million (40,000,000) shares of restricted Common Stock, and a ten year five percent royalty, detailed below.

Transaction Information

Summary Term Sheet

-  Parties

Multisys Language Solutions, Inc. (MLS), Multisys Acquisition, Inc. (the wholly owned subsidiary of MLS), Holms Energy, LLC

-  Purchase Option

On June 11, 2010, MLS, Multisys Acquisition and Holms Energy, LLC entered into an Option to Purchase Assets Agreement, pursuant to which Holms Energy agreed to grant Multisys Acquisition an option to purchase certain oil and gas production royalty rights on land in North Dakota.  See Option on Assets of Holms Energy LLC

-  Option Termination Date

October 31, 2010

-  Assets to be Purchased

(1) oil and gas rights equal to a 6% average landowner royalty interest related to approximately 6,000 gross acres and 2,000 net mineral acres of land located in McKenzie County (the Holms Property); (2) the option to purchase an additional 3% of the oil and gas production on the Holms Property (the Greenfield Option) with an option termination date of  October 31, 2010and (3) all right, title and interest in 14 leases with three leaseholders.   See Option on Assets of Holms Energy LLC

-  Purchase Price

$100,000 cash, the issuance of forty million (40,000,000) shares of restricted Common Stock, and a ten year five percent royalty.  See Option on Assets of Holms Energy LLC

-  Purchase Price of

   Greenfield Option

An aggregate of $1,649,000 plus 5% interest, to be paid over 5 years.  See Option Greenfield Mineral Rights Assets

-  Contingencies to Closing

The option to purchase the oil and gas production royalty rights from Holms Energy is contingent on the occurrence of the following:  (1) . amendment of the 2008 Stock Option Plan to increase the stock options available in the Plan from 1,000,000 shares to 5,000,000 shares which is described in Proposal number 2 of this Proxy Statement; (2) MLS needs close its current private placement offering of Units (consisting of two shares of common stock and one three year warrant), by receiving subscriptions for at least 3,000,000 Units, and at least $1,500,000 of subscription proceeds being held in escrow pending the Holms Energy option acquisition closing.  See Option on Assets of Holms Energy LLC

-  Change of Control

Upon issuance of the 40 million shares as part of the purchase price to members of Holms Energy, those parties will hold approximately 71% of the shares outstanding of MLS.  See Change of Control

Contact Information

The address of the executive offices of MLS is:  8045 Dolce Volpe Ave.. Las Vegas, Nevada 89178, telephone:

The address of the executive offices of Holms Energy is  470 Holms Gulch Road; Helena, MT 59601; telephone:  (406) 459-2192.

Business Conducted

Business Conducted by Holms Energy, LLC

Holms Energy, LLC. is a Nevada Limited Liability Company that owns. the oil and gas production royalty rights described above  Holms Energy is essentially a holding company for assets transferred to it by Val M. and Mari P. Holms (the managing members of Holms Energy).  Holms Energy has not conduct any business in the oil and gas business other than the ownership of these mineral rights and the associated leases, and hasnot engaged in oil and gas drilling or explorations, or seeking acquisition of more oil and gas leases.  Since no wells have been drilled on the Holms property to date and no oil and gas production royalty revenue has been realized by Holms Energy to date.

Business Conducted by Multisys Language Solutions, Inc.

Multisys, a Nevada corporation based in Las Vegas, Nevada, was incorporated on June 6, 2008 for the purpose of distributing interactive multimedia language education software developed by Strokes International AG., an Austria based software company in the Great China Region including the People’s Republic of China, Hong Kong Special Administrative Region of PRC,  Macao Special Administrative Region of PRC, and Taiwan pursuant to an exclusive software reseller agreement via an independent third party software distribution company in the Territory.  We funded our initial working capital needs through a private placement offering of common stock in September 2008 with gross proceeds of $109,250.

To date, our sole activity has been to distribute and sell software.  Our business has not, however, achieved any significant success.  Since our inception to June 30, 2010, we have only generated approximately $6,012 of revenues from our distribution and sales business, while incurring a loss of approximately $114,481 since inception.  In June 2010 Multisys, and its wholly owned subsidiary Multisys Acquisition, Inc., entered into an Option to Purchase Assets Agreement pursuant to which Holms Energy, LLC, a Nevada Limited Liability Company granted an option to purchase all of its assets for $100,000 cash,  the issuance of forty million (40,000,000) shares of restricted common stock and a ten year 5% royalty.  After the option is exercised and the asset purchase agreement is executed, our current interactive language educational software distribution and sales business activities will either cease or be sold, and all future business will be conducted through Multisys Acquisition, which is a wholly-owned subsidiary.

Terms of the Transaction

Regulatory Approvals

No known federal or state regulatory requirements must be complied with or approved in connection with the proposed transaction.

Reports, Opinions, Appraisals

No report, opinion or appraisal materially relating to the proposed transaction is referred to in this proxy statement.

Tax Effects

No taxable event will occur for MLS if and when the Holms mineral rights are acquired by MLS for cash and stock in the proposed transaction.

Past Contacts, Transactions or Negotiations

The only negotiations between MLS, Multisys Acquisitions and Holms Energy involved the discussion of the Option to Purchase Assets Agreement and the proposed Asset Purchase Agreement pursuant to which Multisys Acquisition and MLS will exercise their option.  There were also subsequently discussions specifically about extensions of both the Holms option and the Greenfield option.  There have been no transactions between any of the parties or their affiliates to date.

There are no present or proposed material agreements, arrangements, understandings or relationships between the Holms Energy or any of its executive officers, directors, controlling persons or subsidiaries and MLS or Multisys Acquisition and their executive officers, directors, or controlling persons.

Selected Financial Data, Pro Forma Financial Information, Financial Information

Selected financial data and pro forma financial information are not applicable to MLS who is a smaller reporting company and Holms Energy which is a non-reporting private holding company with no active business. The financial information for MLS and its wholly owned subsidiary, Multisys Acquisition, are disclosed below on page 12. Financial information of Holms Energy is not material to the proposed transaction.

Option on Assets of Holms Energy, LLC

On June 11, 2010, MLS, Multisys Acquisition (a wholly owned subsidiary of MLS), and Holms Energy, LLC entered into an Option to Purchase Assets Agreement, pursuant to which Holms Energy agreed to grant Multisys Acquisition an option to purchase certain oil and gas production royalty rights on land in North Dakota.  The option terminates on October 31, 2010.  To exercise its rights under the Asset Purchase Agreement, Multisys Acquisition must pay Holms Energy $100,000 and MLS will issue forty million (40,000,000) shares of common stock to Holms Energy and grant Holms Energy a 5% overriding royalty on all revenue generated from the gas and oil production royalty rights for ten years purchased from Holms Energy.  As a result of the issuance of the shares, the members of Holms Energy will hold a controlling interest in MLS.  The oil and gas production royalty rights to be purchased from Holms Energy include:  1) oil and gas rights equal to 6% landowner royalty interest related to approximately 6,000 gross acres and

2,000 net mineral acres of land located in McKenzie County, 8 miles southeast of Williston, North Dakota owned by Holms Energy;  2) an Option to Purchase the Greenfield Mineral Rights, as described below, entered into between Holms Energy, LLC and Rocky and Evenette Greenfield: and 3) the transfer of all right, title and interest in a total of 14 leases, 12 leases with Oasis Petroleum, Inc. (OAS-NYSE), 1 lease with Diamond Resources, Inc, which was subsequently sold to Brigham Resources, Inc. and 1 lease to Texon LP.

The option to purchase the oil and gas production royalty rights from Holms Energy is contingent on the occurrence of the following:  (1) . amendment of the 2008 Stock Option Plan to increase the stock options available in the Plan from 1,000,000 shares to 5,000,000 shares which is described in Proposal number 2 of this Proxy Statement; (2) MLS needs close its current private placement offering of ,Units, by receiving subscriptions for at least 3,000,000 Units, and at least $1,500,000 of subscription proceeds being held in escrow pending the Holms Energy option acquisition closing.  Each Unit consists of two shares of Multisys common stock and one three year stock purchase warrant to purchase shares of common stock for $0.50 per share.  The closing date of the private placement will be before October 31, 2010.  In the event we are not able to close the minimum offering, the option to purchase the oil and gas rights from Holms Energy will expire and the investor funds being held in a special account will be returned to the investors.  We cannot assure you that we will have the required $1,500,000 of subscription proceeds in escrow prior to the deadline for exercising the option to purchase the assets from Holms Energy.

Holms Assets

Holms Energy owns oil and gas rights equal to a 6% average landowner royalty interest related to approximately 6,000 gross acres and 2,000 net mineral acres of land located in McKenzie County, 8 miles southeast of Williston, North Dakota.(the “Holms Property”).  There are 14 separate and original mineral leases executed between Val M. and Mari P. Holms (the managing members of Holms Energy, LLC) and from two other owners of mineral rights on the Holms Property, Rocky and Evenette Greenfield and Barbara Martin,  pursuant to 14 separate mineral leases granted or amended between September 9, 2009 and December 10, 2009, whereby: 1) Oasis Petroleum, Inc., 2) Brigham Resources, and 3) Texon L.P. (collectively “Holms Property Lessees”) purchased the rights to explore, drill and develop oil and gas on the Holms Property.  Oasis Petroleum, Inc., pursuant to the terms and conditions of the leases are required to drill 9 Bakken well before December 31, 2011 in order to keep retain the leases and keep them in good standing.  The Holms mineral rights constitute the right to 6% of the oil and gas production (6 out of 100 barrels produced from the Holms Property by any of the Holms Property Lessees).  Val M. and Mari P. Holms assigned their Holms Mineral Rights to Toll Reserve Consortium, Inc., who in turn transferred the same rights to Holms Energy, LLC in June 2010, subject to the existing 14 mineral leases granted to the Holms Property Lessees.  This includes the rights to potential oil and gas revenue from production royalties from the surface down to and including the Bakken Formation, in the event commercial gas and oil is discovered by any of the Holms Property Lessees.  To date no wells have been drilled on the Holms property to date and no oil and gas production royalty income has been generated.

Option on Greenfield Mineral Rights Assets

Holms Energy entered into an option agreement, dated June 18, 2010, with Rocky and Evenette Greenfield to purchase 3% of the oil and gas production (3 out of 100 barrels produced from the Holms Property by any of the Holms Property Lessees) from the Holms property.  After exercise of the option with Holms Energy, Multisys Acquisition will have the option to purchase the gas and oil production royalty rights from Rocky and Evenette Greenfield for an aggregate of $1,649,000 plus interest as follows:  $400,000 as an initial down payment and installment payments in the amount of $120,000 per year plus interest at 5% per annum for 8 years and a balloon payment in the amount of $299,000.  The Greenfield option terminates on October 31, 2010.  Under the terms of the proposed Asset Purchase Agreement with Holms Energy pursuant to the option to purchase assets will be exercised, we will undertake to exercise the Greenfield option as soon as practicable after the closing of the Holms option by making the initial payment of $400,000.

Change of Control of MLS

After the exercise of the Holms option and the closing of the Asset Purchase Agreement involving in part the issuance of 40 million (40,000,000) shares of MLS common stock to Holms Energy, LLC, which will be broken down and subsequently transferred to the member of the LLC.  The members of Holms Energy will then hold approximately 71% of the outstanding shares of common stock of MLS, assuming the issuance of three million shares to investors in the current MLS private placement of offering.  The current stockholders of MLS, who currently hold 6,157,500 shares of common stock, will experience very substantial dilution as a result of the issuance of the shares by MLS to Holms Energy, and will become minority shareholders in MLS.  After the closing of the transaction, the current directors of MLS will appoint the nominees designated by Holms Energy as members of the board of directors of MLS.  Subsequently, the current officer and directors of MLS will resign their positions at MLS, clearing the way for the appointment of new executive officers by the new board of directors of MLS.  Assuming the receipt of authorization from MLS stockholders for the amendment of the articles of incorporation of MLS at the special meeting of stockholders, and the closing of the exercise of the Holms option pursuant to the Asset Purchase Agreement, MLS will change its corporate name to Bakken Resources, Inc.

Information about the Parties to the Transaction

Information on Holms Energy, LLC

Val M. and Mari P. Holms executed a Mineral Deed and transferred their oil and gas rights equal to a 6% average landowner royalty interest related to approximately 6,000 gross acres and 2,000 net mineral acres of land located in McKenzie County to Toll Reserve Consortium, Inc., on December 4, 2008, who in turn executed a Mineral Deed and transferred the same rights to Holms Energy, LLC in June 2010.  Holms Energy, LLC, is a Nevada Limited Liability Company formed June 4, 2010.  Val M. and Mari P. Holms own 64.5% of the membership interest in Holms Energy, LLC. and Val M. Holms is the sole Managing Member of the LLC.  The Mineral Deeds are subject to 14 separate mineral leases originally granted by Val M. and Mari Holms prior to the transfer to Toll Reserve Consortium, Inc.  These 14 leases are currently owned by Holms Energy, LLC and the Lessees have the right to explore for oil and gas on the property, subject to production royalties.  See Option on Assets of Holms Energy, LLC above.  In the event the contemplated transaction and proposed funding is completed, of which there is no assurance, the mineral rights being transferred from Holms Energy LLC to Multisys will be from the surface down to and including the Bakken Formation.  No oil and gas wells have been drilled There is no assurance that commercial gas and oil will be discovered by any of the lessees on the Holms Property by the Lessees.

Information on Multisys Language Solutions, Inc.

Description of Business

TABLE OF CONTENTS

A. Introduction and Business Strategy	5
B. Multisys Language Solutions’ Exclusive Software Reseller Agreement	5
C. Strategy	7
D. Multisys Language Solutions Products	7
E. Market Analysis and Competition	8
F. Marketing and Sales	8
G. Patents, Trademarks, and Copyrights	8
H. Employees	8
I. Governmental Regulation	9
J. Recent Events	9

A.  Introduction and Business Strategy

Multisys was organized under the laws of the State of Nevada on June 6, 2008, for the purpose of acquiring a Software Reseller Agreement on an exclusive basis from Strokes International AG, (Strokes) a language education software development company based in Linz, Austria and to market language teaching software products primarily in the People’s Republic of China, including Hong Kong, Macao and Taiwan.  Under the Software Reseller Agreement, Strokes agreed to provide the master CD-ROM with Electro Static Discharge (ESD) –free activating code protection for pressing the software (CD-ROM or programming USB thumb drives) in China, which include all necessary printing pattern files and pictures of the homepage from Strokes and company marketing literature, which the reseller or its assignee is authorized to duplicate in whole or in part.

B.  Multisys Language Solutions’ Exclusive Software Reseller Agreement

The exclusive Software Reseller Agreement was originally granted to Peter Schmid, a businessman residing in Aying, Germany on June 1, 2008.  The exclusive Software Reseller Agreement was subsequently assigned to Multisys on June 11, 2008, by Peter Schmid for (i) $10,000 in cash, (ii) warrants to purchase 100,000 shares of Multisys common stock at $0.10 per share valid for three years from the date of issuance, and (iii) a royalty of 5% of all proceeds received by Multisys from the sales of the language teaching software product.  Under the terms and conditions of the Software Reseller Agreement between Peter Schmid and Strokes International AG, Peter Schmid as the Reseller had the right to transfer and convey his interest in the Software Reseller Agreement to a third party.

Under the Reseller Agreement, Strokes appointed the reseller or his assignee Multisys as its exclusive sales agent in the countries of the Peoples Republic of China, Hong Kong, Macao and Taiwan to market and sell certain language education software.  The exclusive language education software was developed to teach Chinese speaking individuals how to read and speak the English and German languages. There are three different levels of language teaching software programs for both English and German languages, beginner, intermediate and advanced, which are fully developed and being marketed currently.  Strokes agreed to provide the master CD-ROM with ESD–free activating code protection for pressing or duplicating the software (CR-ROM´s or USB Thumb drives) in China, which include all necessary printing pattern files and pictures of the homepage from Strokes and company marketing literature, which the reseller (and assignees) are authorized to duplicate in whole or in part.

As a reseller, we are obligated to pay Strokes a royalty in the amount of 40% of the net retail price, payable quarterly.  The net retail price is defined as the customer price minus the applicable official value added tax rate.  As of June 2008 when the Resellers Agreement was signed, the applicable value added tax in China and Macao was 17%, Taiwan was 5% and there was no VAT in Hong Kong and Macao.

The Resellers Agreement, which was an exhibit to our registration statement on Form S-1, has an initial term of five years and shall automatically renew for subsequent five year terms unless either party provides written notice at least thirty days prior to the expiration of the then current term.  The material characteristics of the Resellers Agreement are only on pricing structure, royalty fees, liability, confidentiality, communication, and assignment.  No obligations are set for sales benchmarks or guaranteed revenue for the five year period.  The agreement can be terminated by either party upon the occurrence of a material breach by the other party, if the breaching party does not cure such breach within twenty days after the receipt of written notice identifying the breach.

Exclusive Marketing and Distribution Agreement

Subsequent to the acquisition of the exclusive Software Reseller Agreement, effective as of July 1, 2008, Multisys entered into a five year Exclusive Marketing and Distribution Agreement with Xiamen Eurotech Intelligence Commercial & Trading Co. (or Xiamen) whereby Xiamen would be the exclusive production, sales and marketing agent for Multisys to replicate, package, advertise, market, and sell all language teaching software products in China, Hong Kong, Macao, and Taiwan.  Under the Exclusive Marketing and Distribution Agreement, consistent with the terms of the Software Reseller Agreement with Strokes, Xiamen has the legal authority to mass reproduce and package the language teaching software products with a view toward selling those products pursuant to a specific pricing structure.  Xiamen agreed to be bound by all terms and conditions defined in the Software Reseller Agreement for the express purpose selling the language teaching software products on an exclusively basis in China, Hong Kong, Macao, and Taiwan.  This includes the assumption of the underlying financial obligations to Stokes International AG, as described in the original Software Reseller Agreement.  Subject to reaching certain sales targets outlined in the five year agreement, Xiamen will be authorized to continue to sell the language teaching software products on an exclusive basis for an additional five years.

We required Xiamen to meet certain minimum annual sales volumes under the terms of the Exclusive Marketing and Distributions Agreement, beginning in 2009 through the end of 2012.  Pursuant to an amendment of the agreement with Xiamen, we agreed to waive the minimum sales requirement for 2008 and 2009.  This waiving of the minimum was necessary because the regulatory review of the product by the Chinese government took far longer than originally anticipated and the product was not cleared for sales in China until June of 2009.  The minimum sales requirements for 2010-2012, which are 6,000, 12,000 and 12,000 units, respectively, remain in effect at this time.

Under the terms and conditions of the Resellers Agreement we agreed to sell three different interactive multimedia language education software programs in China for the following net retail prices: 1) 385 RMB ($56.39) for the beginners program; 2) 556 RMB ($81.44) for the intermediate program; and 3) 726 RMB ($106.34) for the advanced program, using the currency exchange rate of 6.827 as of December 31, 2009.  Because the products will be produced in China, the costs for production, duplicated, packaging, printing and marketing expenses in the amount of 45 RMB for the beginners program, 55 RMB for the intermediate program, and 65RMB for the advanced program will be deducted from the 40% of the Net Retail Price payable to Strokes International.  Out of 60% of the net retail price to be retained by Xiamen plus the adjustment for production, duplication, packaging, printing, and marketing expanse, Multisys will receive $4.00 per unit sold converted from RMB, using the currency conversion calculation at the quarter end.

As required by the Exclusive Marketing and Distribution Agreement, MLS agreed to pay Xiamen, on a one time basis only, $60,000 for various set up costs, including the development of a shopping website in Chinese, translation services for the instruction software, costs to duplicate 10,000 units of the educational language software and the packaging of those software units, development of direct marketing brochures and initial advertising.  MLS provided these funds to Xiamen in September of 2008.  In return, Xiamen will manage the entire sales and marketing program in China, including future product production, sales, shipping, packaging, and advertising costs of all software products production.  The initial production, packaging, and preliminary advertising have been completed and Xiamen has sold and shipped 921 units as of December 31, 2009.

The Exclusive Marketing and Distribution Agreement has an initial term of five years with an option to be renewed for a subsequent five year term on written request of both MLS and Xiamen sixty days in advance of the anniversary date of the agreement.  The agreement can be terminated by Xiamen at any time upon sixty days advance written notice.  MLS may terminate the agreement if Xiamen shall be in default of any obligation under the agreement, shall be adjudged bankrupt, become insolvent, make an assignment for the benefit of creditors, shall be placed in the hands of a receiver or trustee in bankruptcy or does not perform a minimum annual volume as required in the agreement.

We are currently organizing the distribution and marketing pathways pursuant to our agreement with Xiamen.  Xiamen will market the software over the internet in China on a direct basis; use other direct marketing programs and also attempt to do distribute the software through one or more of the large retail chains that specialize in selling software in China.  Examples of these large chain stores that Xiamen will approach about carrying the Strokes software are Dang Dang, Amazon China and Danwei Bookstores.  The primary focus of Xiamen will be establishing and defining multiple sales channels and supporting them with meaningful marketing programs, promotions and advertising to the extent that funds are available to Xiamen from outside sources or by reinvesting income from sales.  Xiamen has sold 921 units of product to as of December 31, 2009, which has generated $3,684 in revenue for us in 2009.  4% of this revenue ($184.20) is to be paid out to in royalty fees to Peter Schmid per the Exclusive Marketing and Distribution Agreement. We and Xiamen expect this sales volume to increase substantially in 2010 if more awareness of the product is made through advertising, marketing, and word of mouth.

C.  Multisys Language Solutions Products

 The Strokes language education software that Multisys plans to sell is fully developed and utilizes a novel approach in language education software.  The language education software developed by Strokes is unique because it is interactive and utilizes multimedia to teach language skills.  We feel that the preliminary marketing research conducted by Xiamen, our Chinese marketing partner, indicates that our product is technically equal or superior to most other language education software programs currently being marketed in China.  We have undertaken a preliminary evaluation through our marketing partner, Xiamen, of the current competing language education software being sold in China and we have found various shortcomings for competing software.  The Strokes language education software products are competitively priced and we feel there are some features which make our language education more user-friendly:

•	Utilizes integrated multimedia and interactive platform
•	Adapts itself to individuals learning styles
•	USB drive software for easy and quick software access
•	Languages being taught within software are exemplified by native, expert speakers
•	Video tutor leads the course and displays lip and tongue placement
•	Vocabulary based phonetics training
•	Intelligent error correction references and focuses on problem areas
•	Mobile learning through the transfer of text or words to mobile audio devices
•	Usable and relative conversation learning situations
•	Over 2,500 exercises
•	Complete audio dictionary to hear words and sentences in program
•	Intelligent vocabulary training keeps track of words needing more practice
•	Personalized learning plan determined by goals, time available, and previous knowledge
•	Print functions available on all program pages

Initially, we will not produce any products or components; we will act as an exclusive reseller for the software products in China, but we will utilize the services of Xiamen, as a subcontractor production and marketing company domiciled in China.

D.  Market Analysis and Competition

Management believes that Multisys’ main competition is expected to be from four primary companies inside China who are selling similar software.  There are many companies that are selling software to learn the languages in China, but very few software programs are available which are designed to teach Chinese speaking individuals other languages.  As an example, the world’s largest company in the language teaching industry is Rosetta Stone.  As of this date, we are not aware that Rosetta Stone sells any language education programs in China to teach foreign languages to Chinese speaking individuals.  Management believes that the software developed by Strokes is technologically superior, more user friendly, more accurate in language teaching, and priced competitively with other companies who are currently selling similar language education software in the PRC.  Multisys will be competing against companies with products that have interactive and multimedia formats, but we believe the competing products are less efficient and in most cases more expensive than the Strokes Interactive multimedia language education software.  We have identified only three companies in language teaching industry in the PRC that we believe are competitive; 1) Beijing Hauwenshengshi Education Development Co., LTD.; 2) World 90; and 3) China Today.  These companies may have sufficiently more financial resources than our company.

In management’s opinion, at this point in time, there is no similar language software available in the PRC.  However, the market resistance against new products and new software has to be overcome in order for the company to become successful and there is no assurance that this will happen.

E.  Marketing and Sales

Xiamen has developed all the appropriate technical brochures, advertising, presentations, marketing materials, a website for direct marketing, a sales team, and initiated meetings with major retail chains in the PRC.  Xiamen intends to use an integrated plan that includes a robust and informative web site, target advertising, trade shows and personal contacts to large retail chain stores operating in the PRC.  The three primary chains that will be approached by Xiamen are:  1) Dang Dang; 2) Amazon China; and 3) Danwei Bookstores.  The identification of potential customers will be determined by Xiamen pursuant to continuing analysis of the existing market and all of the viable distribution channels and methods to sell language education software.  Xiamen plans to attend and/or participate in consumer trade shows and do direct mailings and call on to potential clients as part of its marketing strategy.  Relationships with universities, teacher’s organizations and existing internet communities will help in marketing the product.  Our company website is www.MultisysLanguage.com.

F.  Patents, Trademarks, and Copyrights

We are totally dependent on the ability of Strokes International AG to maintain proprietary copyright protection of the software products and to avoid infringement or copy write violations by other third parties.

G.  Employees

Our President and Chief Executive Officer, Janelle Edington, performs employee like services for our company on a part time basis.  Ms. Edington works approximately 15 hours per week for the benefit of Multisys Language Solutions and was paid $1,000 per month up until the end of June 2009.  Employee-like services provided by the other officers and directors of Multisys Language Solutions will be compensated to them at the rate of $50.00 per hour, but no compensation to the other officers and directors was given in 2009.  These individuals have other employment and responsibilities outside of Multisys Language Solutions.

H.  Governmental Regulation

In both the United States and foreign jurisdictions, we will be subject to compliance with laws, governmental regulations, administrative determinations, court decisions, and similar constraints.  Such laws, regulations and other constraints exist at the federal, state and local levels in the United States and at all levels of government in foreign jurisdictions.  Xiamen had to get the software approved by the Chinese government for sale inside of these territories mentioned.  This process took about six months, completed in June of 2009, and the software is now allowed to be sold within the territories.  We believe that current and reasonably foreseeable governmental regulation will have minimal impact on our future business.

I.  Recent Events

On November 9, 2009, we entered into a promissory note with the CEO, Janelle Edington, Ms. Edington made a loan to our company in the amount of $6,500 for a period of 180 days.  The promissory note bears interest at 6% per annum, and matures on May 8, 2010.

To date, our sole activity has been to distribute and sell software.  Our business has not, however, achieved any significant success.  Since our inception to June 30, 2010, we have only generated approximately $6,012 of revenues from our distribution and sales business, while incurring a loss of approximately $114,481 since inception.  In June 2010 Multisys, and its wholly owned subsidiary Multisys Acquisition, Inc., entered into an Option to Purchase Assets Agreement pursuant to which Holms Energy, LLC, a Nevada Limited Liability Company granted an option to purchase all of its assets for $100,000 cash,  the issuance of forty million (40,000,000) shares of restricted common stock and a ten year 5% royalty.  After the option is exercised and the asset purchase agreement is executed, our current interactive language educational software distribution and sales business activities will either cease or be sold, and all future business will be conducted through Multisys Acquisition whose name will be changed to Bakken Development, Inc. subject to the closing of the proposed transaction.

Description of Property

Our executive office is currently located at 8045 Dolce Volpe Avenue, Las Vegas, NV 89178.  The 150 square foot office is provided by Janelle Edington, our President and CEO, at no cost to Multisys.  This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises until such time as we raise additional capital.

Legal Proceedings.

We know of no material existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock has been quoted on the OTC Bulletin Board (OTCBB) since July 29, 2009.  Since its quotation on OTCBB, there has been no trading activity of any kind and consequently there are no historical share prices to report.

The transfer agent of Multisys is Empire Stock Transfer, located at 1859 Whitney Mesa Dr., Henderson, NV, 89104.

As of December 31, 2009, there were 46 holders of record of Multisys’ common stock, of which 1,852,500 were issued and outstanding.

We have never paid cash dividends on our common stock. We presently intend to retain future earnings, if any, to finance the expansion of our business and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future dividend policy will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

Recent Sales of Unregistered Securities; Use of Proceeds from Unregistered Securities

None.

Financial Statements

The following financial statements are on the following pages below:

Audited financial statements for fiscal years ended December 31, 2009 and 2008 and Notes thereto

Quarterly financial statements for the quarter ended June 30, 2010 and Notes thereto

MULTISYS LANGUANGE SOLUTIONS, INC. (A Development Stage Company) December 31, 2009 and 2008 INDEX TO FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	13
Balance Sheets for December 31, 2009 and 2008	14
Statements of Operations for the Year Ended December 31, 2009 and for the Period from June 6, 2008 (Inception) through December 31, 2008 and for the Period from June 6, 2008 (Inception) through December 31, 2009	15
Statement of Stockholders’ Equity (Deficit) for the Period from June 6, 2008 (Inception) through December 31, 2009	16
Statements of Cash Flows for the Year Ended December 31, 2009, for the Period from June 6, 2008 (Inception) through December 31, 2008 and for the Period from June 6, 2008 (Inception) through December 31, 2009	17
Notes to Financial Statements	18-26
Interim Consolidated Financial Statements for the Interim Period Ended June 30, 2010 and 2009 (Unaudited)	27-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Multisys Language Solutions, Inc.

(A development stage company)

Las Vegas, Nevada

We have audited the accompanying balance sheets of Multisys Language Solutions, Inc. (a development stage company) (the “Company”) as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2009, for the period from June 6, 2008 (inception) through December 31, 2008 and for the period from June 6, 2008 (inception) through December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the period for the year ended December 31, 2009, for the period from June 6, 2008 (inception) through December 31, 2008 and for the period from June 6, 2008 (inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage at December 31, 2009, a net loss and cash used in operations for the year ended December 31, 2009, respectively, with no revenues during the period.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

April 5, 2010

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31, 2009	December 31, 2008

ASSETS
CURRENT ASSETS
Cash	$3,855	$25,349
Accounts receivable	2,036	-

Total Current Assets	5,891	25,349

SOFTWARE RESELLER AGREEMENT
Software Reseller Agreement	10,000	10,000
Accumulated Amortization	(1,583)	(583)

SOFTWARE RESELLER AGREEMENT, net	8,417	9,417

Total Assets	$14,308	$34,766

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	3,919	$-
Royalty payable	102	-
Accrued expenses	6,732	10,675
Note payable - officer	6,500	-

Total Current Liabilities	$17,253	$10,675

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $.001 par value, 10,000,000 shares authorized,
none issued or outstanding	-	-
Common stock, $.001 par value, 100,000,000 shares authorized,
1,852,500 shares issued and outstanding	1,853	1,853
Additional paid-in capital	109,147	109,147
Deficit accumulated during the development stage	(113,945)	(86,909)

Total Stockholders' Equity (Deficit)	(2,945)	24,091

Total Liabilities and Stockholders' Equity (Deficit)	$14,308	$34,766

See accompanying notes to the financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		For the Period from	For the Period from
	For the Year	June 6, 2008	June 6, 2008
	Ended	(Inception) through	(Inception) through
	December 31, 2009	December 31, 2008	December 31, 2009

REVENUES EARNED
DURING THE DEVELOPMENT STAGE	$3,684	$-	$3,684

OPERATING EXPRENSES
Distribution and advertising	-	60,000	60,000
Amortization	1,000	583	1,583
Officer's compensation	6,000	9,000	15,000
Professional fees	23,004	14,142	37,146
Royalty	184	-	184
General and administrative expenses	499	3,184	3,683

Total Expenses	30,687	86,909	117,596

LOSS FROM OPERATIONS	(27,003)	(86,909)	(113,912)

OTHER (INCOME) EXPENSES

Interest expense	33	-	33

Total other (income) expenses	33	-	33

LOSS BEFORE TAXES	(27,036)	(86,909)	(113,945)

INCOME TAXES	-	-	-

NET LOSS	$(27,036)	$(86,909)	$(113,945)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.01)	$(0.07)	$(0.07)

Weighted common shares outstanding
- basic and diluted	1,852,500	1,219,559	1,622,038

See accompanying notes to the financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Period from June 6, 2008 (inception) through December 31, 2009

	Common stock, $.001 par value		Additional Paid-in	Deficit Accumulated during the Development	Accumulated Other Comprehensive	Total Stockholders' Equity
	Shares	Amount	Capital	Stage	Income	(Deficit)

Balance - June 6, 2008 (Inception)	-	$-	$-	$-	$-	-

Issuance of common stock for cash
upon formation at $0.001 per share	500,000	500				500

Issuance of common stock for cash
in August 2008 at $0.001 per share	250,000	250				250

Issuance of common stock for cash
in September 2008 at $0.10 per share	1,092,500	1,093	108,157			109,250

Issuance of common stock for cash
in October, 2008 at $0.10 per share	10,000	10	990			1,000

Net loss				(86,909)		(86,909)

Balance - December 31, 2008	1,852,500	1,853	109,147	(86,909)	-	24,091

Net loss				(27,036)		(27,036)

Balance - December 31, 2009	1,852,500	$1,853	$109,147	$(113,945)	$-	$(2,945)

See accompanying notes to the financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

		For the Period from	For the Period from
		June 6, 2008	June 6, 2008
	For the Year Ended	(Inception) through	(Inception) through
	December 31, 2009	December 31, 2008	December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(27,036)	(86,909)	$(113,945)

Adjustments to reconcile net loss to net cash
used in operating activities
Amortization expense	1,000	583	1,583
Changes in operating assets and liabilities:
Accounts receivable	(2,036)	-	(2,036)
Accounts payable	3,919	-	3,919
Royalty payable	102		102
Accrued expenses	(3,975)	10,675	6,700

NET CASH USED BY OPERATING ACTIVITIES	(28,026)	(75,651)	(103,677)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Software Reseller Agreement	-	(10,000)	(10,000)

NET CASH USED IN INVESTING ACTIVITIES	-	(10,000)	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party note payable	6,532	-	6,532
Proceeds from sale of common stock	-	111,000	111,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,532	111,000	117,532

NET CHANGE IN CASH	(21,494)	25,349	3,855

Cash at beginning of period	25,349	-	-

Cash at end of period	$3,855	$25,349	$3,855

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$33	$-	$33
Taxes paid	$-	$-	$-

See accompanying notes to the financial statements.

Multisys Language Solutions, Inc.

(A Development Stage Company)

December 31, 2009 and 2008

Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

Multisys Language Solutions, Inc. (a development stage company) (“MLS” or the “Company”) was incorporated on June 6, 2008 under the laws of the State of Nevada.  The Company intends to distribute interactive multimedia language education software developed by Strokes International AG., an Austria based software company in the Great China Region including the People’s Republic of China (“PRC”), Hong Kong Special Administrative Region of PRC (“Hong Kong SAR”), Macao Special Administrative Region of PRC (“Macao SAR”) and Taiwan (“Territory”) pursuant to an exclusive Software Reseller Agreement (“Software Reseller Agreement”) via an independent third party software distribution company in the Territory.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP).

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized some nominal amount of revenues since inception, the Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.   These reclassifications had no effect on reported losses.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Software reseller agreement

The Company has adopted the guidelines as set out in paragraph 350-30-25-3 and paragraph 350-30-35-6 of the FASB Accounting Standards Codification for the Software Reseller Agreement.  Under the requirements as set out in paragraph 350-30-25-3 and paragraph 350-30-35-6 of the FASB Accounting Standards Codification, the Company amortizes the costs of the acquired Software Reseller Agreement over its estimate useful life of ten (10) years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Impairment of long-lived assets

The Company follows paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets.  The Company’s long-lived assets, which include the software reseller agreement, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets at December 31, 2009.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, accounts payable, royalty payable, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2009 or 2008, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the year ended December 31, 2009, 2008 or for the period from June 6, 2008 (inception) through December 31, 2009.

Revenue recognition

The Company follows the guidance of paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  The Company will derive royalties from distribution of interactive multimedia language education software sold by an independent third party distributor assigned by the Company in the Territory.  The Company entered into a Sales and Marketing Agreement (“Sales Agreement”) with Xiamen Eurotech Intelligence Commercial & Trading Co., Ltd. (“Xiamen”).  Pursuant to the Sales Agreement, Xiamen will pay the Company $4.00 (equivalent to RMB27.38 using the currency exchange rate at December 31, 2008) for each unit of language education software sold by Xiamen in the Territory.  The royalty is calculated on a quarterly basis, and a royalty report detailing the total number of units sold by Xiamen during the reporting period at the applicable royalty rate of $4.000 per unit sold as well as the royalty payment is due within thirty (30) days after the last day of the reporting period.  The Company recognizes revenues upon receipts of the royalty report.  If the Company determines that collection of the royalty is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

Stock-based compensation for obtaining employee services

The Company accounted for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of paragraph 718-10-30-3 of the FASB Accounting Standards Codification using the modified prospective method for transactions in which the Company obtains employee services in share-based payment transactions.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

The fair value of options, if any, is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

-

The Company uses historical data to estimate employee termination behavior.  The expected life of options granted is derived from paragraph 718-10-S99-1 of the FASB Accounting Standards Codification and represents the period of time the options are expected to be outstanding.

-	The expected volatility is based on a combination of the historical volatility of the comparable companies’ stock over the contractual life of the options.
-	The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.
-	The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the contractual life of the option.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award, if any.  Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

The Company’s board of directors approved the adoption of the “2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan” by unanimous consent on June 6, 2008.  This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  1,000,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.

The Board of Directors did not grant the issuance of any non-statutory stock options from the Company’s 2008 Non-Qualified Stock Option Plan for the year ended December 31, 2009 or the period from June 6, 2008 (inception) through December 31, 2008.

Equity instruments issued to parties other than employees for acquiring goods or services

The Company accounted for instruments issued to parties other than employees for acquiring goods or services under the recognition and measurement principles of the fair value recognition provisions of section 505-50-30 of the FASB Accounting Standards Codification(“FASB ASC Section 505-50-30”).  Pursuant to FASB ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

The fair value of the warrants is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

-

The expected life of warrants granted is derived from paragraph 718-10-S99-1 of the FASB Accounting Standards Codification and represents the period of time the warrants are expected to be outstanding.

-	The expected volatility is based on a combination of the historical volatility of the comparable companies’ stock over the contractual life of the warrants.
-	The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the warrants.
-	The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the contractual life of the warrants.

Income tax

The Company accounts for income taxes under paragraph 710-10-30-2 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification.  Paragraph 740-10-25-13.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

Net loss per common share

Net loss per common share is computed pursuant to paragraph 260-10-45-10 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period to reflect the potential dilution that could occur from common shares issuable through stock warrants.

The following table shows the weighted-average number of potentially outstanding dilutive shares excluded from the diluted net loss per share calculation for the year ended December 31, 2009 and for the period from June 6, 2008 (inception) through December 31, 2008 as they were anti-dilutive:

	Weighted average number of potentially outstanding dilutive shares
	For the Year Ended December 31, 2009	For the Period from June 6, 2008 (inception) to December 31, 2008
Warrants issued on June 11, 2008 in connection with the Company’s June 11, 2008 acquisition of the software reseller agreement with an exercise price of $0.10 per share and expiring three (3) years from the date of issuance	100,000	100,000

Total potentially outstanding dilutive shares	100,000	100,000

Recently issued accounting pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009.  Under the provisions of Section 404 of the Sarbanes-Oxley Act, public companies and their independent auditors are each required to report to the public on the effectiveness of a company’s internal controls.  The smallest public companies with a public float below $75 million have been given extra time to design, implement and document these internal controls before their auditors are required to attest to the effectiveness of these controls.  This extension of time will expire beginning with the annual reports of companies with fiscal years ending on or after June 15, 2010.  Commencing with its annual report for the fiscal year ending December 31 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

-	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;
-	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and
-	Of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.

A subsidiary or group of assets that is a business or nonprofit activity

2.

A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3.

An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.

Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.

Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $113,945 at December 31, 2009 and had a net loss of $27,036 and cash used in operations of $28,026 for the year ended December 31, 2009, respectively, with nominal amount of revenues since inception.

While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient  revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SOFTWARE RESELLER AGREEMENT

On June 11, 2008, the Company acquired an exclusive Software Reseller Agreement (“Software Reseller Agreement”) for the People’s Republic of China (“PRC”) to market an interactive multimedia language education software package.  The Software Reseller Agreement was originally granted by Strokes International AG to Peter Schmid, an individual, who later sold and conveyed his legal interest in the Software Reseller Agreement to Multisys Language Solutions, Inc.  The Company purchased the Software Reseller Agreement in consideration of (i) $10,000 in cash and (ii) a warrant to purchase 100,000 shares of the Company’s common stock at $0.10 per share expiring three (3) year from the date of the issuance, and (iii) a royalty equal to 4% of all revenue received from the sale of all language education software sold in the PRC.  Pursuant to the Software Reseller Agreement the Company is required to pay Strokes International AG (“Strokes”) 40% of the suggested retail price on each unit sold.

The fair value of warrant grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

June 11, 2008

Risk-free interest rate	3.16%
Dividend yield	0.00%
Expected volatility	0.00%
Expected option life (year)	3.00

The warrant to purchase 100,000 shares of the Company’s common stock at $0.10 per share was valued at its fair market value at the date of issuance, using the Black-Scholes valuation model, of nil.

On June 23, 2008, the Company entered into an Exclusive Marketing and Distribution Agreement (“Distribution Agreement”) with Xiamen Eurotech Intelligence Commercial & Trading Co., Ltd. (“Xiamen”), effective July 1, 2008 for a term of one and a half years expiring on December 31, 2009 with automatic renewal if Xiamen achieves defined objectives of the sales.  Pursuant to the Distribution Agreement, Xiamen assumed the underlying financial obligations of the Software Reseller Agreement and will directly remit proceeds from the sale of Language Education Software to Strokes.  Under the terms and conditions of the Resellers Agreement the Company agreed to sell three different interactive multimedia language education software programs for the following Net Retail Prices (NRP): (1) 385 RMB for the beginners program; (2) 556 RMB for the intermediate program; and (3) 726 RMB for the advanced program.  Since the products will be produced in the PRC by Xiamen, the costs for production, duplication, packaging, printing and marketing expenses in the amount of 45 RMB for the beginners program, 55 RMB for the intermediate program, and 65 RMB for the advanced program will be deducted from the NRP before calculating 40% of the NRP payable to Strokes.  Xiamen retains 60% of the NRP to cover all operating costs and will pay the Company $4.00 (equivalent to RMB27.38 using the currency exchange rate at December 31, 2008) for each unit of language education software sold by XIAM in the Territory.

Software reseller agreement at cost at December 31, 2009 and 2008 consisted of the following:

	December 31, 2009	December 31, 2008

Software reseller agreement	$10,0000	$10,000
Accumulated amortization	(1,583)	(583)
	$8,667	$9,417

Amortization expense

Amortization expense for the year ended December 31, 2009 and for the period from June 6, 2008 (inception) through December 31, 2008 was $1,000 and $583 respectively.  Amortization expense for the next five years is $1,000 per year.

NOTE 5 – STOCKHOLDERS’ EQUITY

Common stock

The Company sold 500,000 shares of common stock at par to the president, CEO and Chairwoman of the Board of the Directors for $500 in cash in June, 2008 upon its formation.

In August, 2008 the Company sold 250,000 shares at par to two (2) officers and directors for $250 in cash.

In September, 2008, the Company sold 1,092,500 shares of common stock at $0.10 per share to 41 individuals for $109,250 in cash.

In October, 2008, the Company sold 10,000 shares of common stock at $0.10 per share to one (2) individuals for $1,000 in cash.

Stock options

The Company’s board of directors approved the adoption of the “2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan” by unanimous consent on June 6, 2008.  This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  1,000,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.

The Board of Directors had not approved or granted any non-statutory stock options from the Company’s 2008 Non-Qualified Stock Option Plan for the year ending December 31, 2009 or the period from June 6, 2008 (inception) through December 31, 2008.

Warrants

In connection with the entry into the Software Reseller Agreement, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock at $0.10 per share expiring three (3) year from the date of the issuance, all of which has been earned upon issuance.  The fair value of these warrants granted, estimated on the date of grant, was nil at the date of grant, using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected warrant life (year)	3.00
Expected volatility	0.00%
Risk-free interest rate	3.16%
Dividend yield	0.00%

The table below summarizes the Company’s warrants activity for the period from June 6, 2008 (inception) through December 31, 2009:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Issuance	Aggregate Intrinsic Value

Balance, June 6, 2008	-	$-	$-	$-	$-
Granted	100,000	0.10	0.10	-	-
Canceled	-	-	-	-	-
Exercised	-	-	-	-	-
Expired	-	-	-	-	-

Balance, December 31, 2008	100,000	$0.10	$0.10	$-	$-
Granted	-	-	-	-	-
Canceled	-	-	-	-	-
Exercised	-	-	-	-	-
Expired	-	-	-	-	-

Balance, December 31, 2009	100,000	$0.10	$0.10	$-	$-

Earned and exercisable, December 31, 2009	100,000	$0.10	$0.10	$-	$-
Unvested, December 31, 2009	-	$0.10	$0.10	$-	$-

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2009:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$0.10	100,000	1.50	$0.10	100,000	0.10	$0.10

$0.10	100,000	1.50	$0.10	100,000	0.10	$0.10

NOTE 6 – INCOME TAXES

Deferred tax assets

At December 31, 2009, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $113,945 that may be offset against future taxable income through 2029.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $38,741 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $38,741.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $9,192 and $29,549 for the year ended December 31, 2009 and 2008, respectively.

Components of deferred tax assets as of December 31, 2009 and 2008 are as follows:

	December 31, 2009	December 31, 2008
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$38,741	29,549
Less valuation allowance	(38,741)	(29,549)
Deferred tax assets, net of valuation allowance	$-	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2009	For the Period from June 6, 2008 (inception) through December 31, 2008

Federal statutory income tax rate	34.0%	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%
Effective income tax rate	0.0%	0.0%

NOTE 7 – RELATED PARTY TRANSACTIONS

Note payable – officer

On November 9, 2009, the Company entered into a promissory note with the President, Chief Executive Officer and Director, whereby the President made a loan to the Company in the amount of $6,500 for a period of One Hundred Eighty (180) days.  The promissory note bears interest at 6% per annum, and matures on May 8, 2010.

Consulting services provided by and compensation booked to officer

Consulting services provided by and compensation booked to the President, Chief Executive Officer and Director were $6,000 and $9,000 for the year ended December 31, 2009 and for the period from June 6, 2008 (inception) through December 31, 2008, respectively.

Free office space from the President, Chief Executive Officer and Director

The Company has been provided office space at no cost by the President, Chief Executive Officer and Director.  The management determined that such cost is nominal and did not recognize rent expense in its financial statements.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date of December 31, 2009 through March 22, 2010, the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

Quarterly Financial Statements for the Quarter Ended June 30, 2010 and Notes Thereto:

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash	$1,657	$3,855
Accounts receivable	4,008	2,036
Total Current Assets	5,665	5,891

Software reseller agreement, net of accumulated
amortization of $2,083 and $1,583, respectively	7,917	8,417

Total Assets	$13,582	$14,308

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$6,236	$3,919
Accrued expenses	2,667	6,834
Note payable – related party	13,000	6,500
Total Current Liabilities	21,903	17,253

STOCKHOLDERS' DEFICIT:
Preferred stock, $.001 par value, 10,000,000 shares authorized,
none issued or outstanding	-	-
Common stock, $.001 par value, 100,000,000 shares authorized,
6,157,500 and 5,557,500 shares issued and outstanding, respectively	6,158	5,558
Additional paid-in capital	114,842	105,442
Deficit accumulated during the development stage	(129,321)	(113,945)
Total Stockholders' Deficit	(8,321)	(2,945)

Total Liabilities and Stockholders' Deficit	$13,582	$14,308

See accompanying notes to the consolidated financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

					June 6, 2008
	Three Months Ended		Six Months Ended		(Inception)
	June 30,		June 30,		through
	2010	2009	2010	2009	June 30, 2010

REVENUES EARNED
DURING THE DEVELOPMENT STAGE	$1,680	$-	$4,008	$-	$7,692

OPERATING EXPRENSES:
Distribution and advertising	-	-	-	-	60,000
Amortization	250	250	500	500	2,083
Professional fees	14,984	7,588	17,359	16,862	69,505
Royalty	84	-	201	-	385
General and administrative expenses	1,070	220	1,127	1,435	4,810
Total Operating Expenses	16,388	8,058	19,187	18,797	136,783

LOSS FROM OPERATIONS	(14,708)	(8,058)	(15,179)	(18,797)	(129,091)

OTHER EXPENSES:
Interest expense	(132)	-	(197)	-	(230)
Total other expenses	(132)	-	(197)	-	(230)

NET LOSS	$(14,840)	$(8,058)	$(15,376)	$(18,797)	$(129,321)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding
- basic and diluted	6,052,005	5,557,500	5,806,119	5,557,500

See accompanying notes to the consolidated financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
June 6, 2008 (Inception) through June 30, 2010
(UNAUDITED)

				Deficit
				Accumulated	Total
			Additional	during the	Stockholders'
	Common stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balances - June 6, 2008 (Inception)	-	$-	$-	$-	$-

Issuance of common stock for cash
upon formation at $0.0003 per share	1,500,000	1,500	(1,000)	-	500

Issuance of common stock for cash
in August 2008 at $0.0003 per share	750,000	750	(500)	-	250

Issuance of common stock for cash
in September 2008 at $0.0333 per share	3,277,500	3,278	105,972	-	109,250

Issuance of common stock for cash
in October 2008 at $0.0333 per share	30,000	30	970	-	1,000

Net loss	-	-	-	(86,909)	(86,909)
Balances - December 31, 2008	5,557,500	5,558	105,442	(86,909)	24,091

Net loss	-	-	-	(27,036)	(27,036)
Balances - December 31, 2009	5,557,500	5,558	105,442	(113,945)	(2,945)

Issuance of common stock for cash
in April 2010 at $0.0167 per share	600,000	600	9,400	-	10,000

Net loss	-	-	-	(15,376)	(15,376)
Balances - June 30, 2010	6,157,500	$6,158	$114,842	$(129,321)	$(8,321)

See accompanying notes to the consolidated financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

			June 6, 2008
	Six Months Ended		(Inception)
	June 30,		through
	2010	2009	June 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(15,376)	$(18,796)	$(129,321)
Adjustments to reconcile net loss to net cash
used in operating activities
Amortization expense	500	500	2,083
Changes in operating assets and liabilities:
Accounts receivable	(1,972)	-	(4,008)
Accounts payable	2,317	1,544	6,236
Accrued expenses	(4,167)	(8,375)	2,667
NET CASH USED IN OPERATING ACTIVITIES	(18,698)	(25,127)	(122,343)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Software Reseller Agreement	-	-	(10,000)
NET CASH USED IN INVESTING ACTIVITIES	-	-	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party note payable	15,000	-	21,500
Repayment of related party note payable	(8,500)		(8,500)
Proceeds from sale of common stock	10,000	-	121,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	16,500	-	134,000

NET CHANGE IN CASH	(2,198)	(25,127)	1,657
Cash at beginning of period	3,855	25,349	-
Cash at end of period	$1,657	$222	$1,657

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$197	$-	$230
Taxes paid	-	-	-

See accompanying notes to the consolidated financial statements.

Multisys Language Solutions, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Multisys Language Solutions, Inc. (a development stage company) (“MLS” or the “Company”) was incorporated on June 6, 2008 under the laws of the State of Nevada.  The Company intends to distribute interactive multimedia language education software developed by Strokes International AG., an Austria based software company in the Great China Region including the People’s Republic of China (“PRC”), Hong Kong Special Administrative Region of PRC (“Hong Kong SAR”), Macao Special Administrative Region of PRC (“Macao SAR”) and Taiwan (“Territory”) pursuant to an exclusive Software Reseller Agreement (“Software Reseller Agreement”) via an independent third party software distribution company in the Territory.

Formation of Multisys Acquisitions, Inc.

On June 3, 2010, the Company formed a wholly owned subsidiary, Multisys Acquisitions, Inc. under the laws of the State of Nevada.  For the quarter ending June 30, 2010, Multisys Acquisitions, Inc. was inactive.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America and with the rules and regulations of the Securities and Exchange Commission to Form 10-Q and Article 8 of Regulation S-X.  These unaudited interim consolidated financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2009 and notes thereto contained in the information as part of the Company’s Annual Report on Form 10-K filed with the SEC on April 7, 2010. Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2009 as reported in the Form 10-K have been omitted. In the opinion of management, the unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are necessary to present fairly the financial position and the results of operations for the interim periods presented herein.  Unaudited interim results are not necessarily indicative of the results for the full year.

Reclassification

Certain amounts in the prior period consolidated financial statements have been reclassified to conform to the current period presentation.

NOTE 3 – GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had a working capital deficit of $16,238 and deficit accumulated during the development stage of $129,321 at June 30, 2010. In addition, the Company incurred a net loss of $15,376 and net cash used in operations of $18,698 for the six months ended June 30, 2010, with nominal amount of revenues since inception. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient  revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – OPTION TO PURCHASE ASSET AGREEMENT

On June 21, 2010 Holms Energy, LLC granted Multisys Acquisitions, Inc., a wholly owned subsidiary of Multisys Language Solutions, Inc. an option to purchase certain assets.  Such assets are related to certain interests in oil and gas rights on acreage located in McKenzie County, North Dakota (Holms Property), and potential production royalty income from wells to be drilled on the Holms

Property whose mineral rights are owned by Holms Energy, LLC, and the transfer of all right, title and interest to an Option to Purchase Mineral Rights Agreement related to purchasing additional mineral rights and production royalty income on the Holms Property from a third party for One Million Six Hundred Forty Nine Thousand ($1,649,000) Dollars.  The option may be exercised to purchase the mineral rights assets by the issuance of 40 million shares of common stock by Multisys Language Solutions and the payment of $100,000.  The exercise of the option by Multisys will also involve a change of control of Multisys pursuant to which members of Holms Energy, LLC, will become the majority shareholders of Multisys and the board of directors and management of Multisys will be replaced by nominees of Holms.

The Option to Purchase Asset Agreement is contingent on the receipt of at least the minimum offering amount of $1,500,000, the private placement offering currently underway by Multisys Language Solution, Inc. (see Note 5). If both the offering and the execution of the Asset Purchase Agreement are not completed by August 31, 2010, all funds held will be returned to the investors in the private placement, and the Option to Purchase Asset Agreement will be void.

NOTE 5 – STOCKHOLDERS’ EQUITY

Common stock

On April 16, 2010, the Company sold 600,000 shares of common stock to one individual for $10,000 in cash.

On June 10, 2010, the Company effected a 3 for 1 forward split of its outstanding common stock.  The record date for the stock split was June 24, 2010. Each outstanding share of common stock was converted into three shares. All share and per share amounts herein have been retroactively restated to reflect this stock split.

On June 28, 2010, the Company initiated a private placement of a minimum of 3,000,000 units and a maximum of 5,000,000 units of its restricted common stock at $0.50 per Unit.  Each Unit consists of two shares of common stock and one common stock purchase warrant that is exercisable at $0.50 per share for a period of three years.  No Units will be sold unless the Company receives and accepts subscriptions for at least 3,000,000 Units on or before August 31, 2010.  All subscription funds will be held in a special account pending the closing of a proposed Asset Purchase Agreement between Multisys Acquisition, Inc. and Holms Energy, LLC. (see Note 4).

Common Stock Options

On June 25, 2010, the Company increased the total common stock, available in the Company's 2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan from one million (1,000,000) shares to five million (5,000,000) shares.

As of June 30, 2010, no common stock options have been granted.

Common Stock Warrants:

As of June 30, 2010, the Company has 300,000 common stock warrants outstanding. The 300,000 warrants are exercisable as of June 30, 2010, have an exercise price of $0.033 and expire June 11, 2011. No common stock warrants were granted, exercised or cancelled during the six months ended June 30, 2010.

NOTE 6 – RELATED PARTY TRANSACTIONS

Note payable – officer

On November 9, 2009, the Company borrowed $6,500 from its President, Chief Executive Officer and Director. The note is unsecured, matures May 8, 2010 and bears interest at 6% per annum. On April 2, 2010, the note was repaid in full.

On May 28, 2010, the Company borrowed $15,000 from its President, Chief Executive Officer and Director. The note is unsecured, matures November 23, 2010 and bears interest at 6% per annum. The Company made a partial repayment of $2,000 on June 8, 2010 leaving $13,000 outstanding at June 30, 2010.

Consulting services provided by and compensation booked to officer

Consulting services provided by and compensation booked to the President, Chief Executive Officer and Director were $0 and $6,000 for the six months ended June 30, 2010 and 2009, respectively.

Free office space from the President, Chief Executive Officer and Director

The Company has been provided office space at no cost by the President, Chief Executive Officer and Director.  The management determined that such cost is nominal and did not recognize rent expense in its consolidated financial statements.

Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Supplementary Financial Information

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

THIS INFORMATION FROM OUR QUARTERLY REPORT ON FORM 10-Q CONTAINS “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVES A HIGH DEGREE OF RISK AND UNCERTAINTY. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS FORM 10-Q ARE FORWARD-LOOKING STATEMENTS. IN ADDITION, WHEN USED IN THIS DOCUMENT, THE WORDS “ANTICIPATE,” “ESTIMATE,” “PROJECT,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS DUE TO RISKS AND UNCERTAINTIES THAT EXIST IN OUR OPERATIONS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS INCLUDING AMONG OTHERS, THE RISK THAT OUR PRODUCT DEVELOPMENT PROGRAMS WILL NOT PROVE SUCCESSFUL, THAT WE WILL NOT BE ABLE TO OBTAIN FINANCING TO COMPLETE ANY FUTURE PRODUCT DEVELOPMENT, THAT OUR PRODUCTS WILL NOT PROVE COMPETITVE IN THEIR MARKETS. THESE RISKS AND OTHERS ARE MORE FULLY DESCRIBED IN OUR MOST RECENT 10-K ANNUAL REPORT. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE ANTICIPATED, ESTIMATED OR PROJECTED.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS INCLUDED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GIVE ANY ASSURANCES THAT THESE EXPECTATIONS WILL PROVE TO BE CORRECT. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto appearing in Part I, Item 1.

General.

Multisys Language Solutions, Inc. (“MLS”) was organized under the laws of the State of Nevada on June 6, 2008, and is doing business as a marketer of language education software in the People’s Republic of China.  We are structured expressly as a marketing entity and therefore we do not engage in the design, development or manufacturing of language education software.  We intend to operate only in China under the terms of our exclusive Software Reseller Agreement with Strokes International AG, an unaffiliated Austrian company.  We purchased the Software Reseller Agreement in June 2008 for (i) $10,000 in cash, (ii) warrants to purchase 300,000 shares of our common stock at $0.033 per share valid for three years from the date of issuance, and (iii) a royalty equal to 5% of all revenue received by us from the sale of all language education software sold in China.  Since commencement of operations in 2008, our efforts to date have been principally devoted to and limited primarily to organization, initial capitalization, business development, identifying a marketing partner in China, preparing a comprehensive business and operating plan, and evaluating, with our exclusive marketing agent in China, the market in China to which to market language education software.  Substantial research has been undertaken on competing software currently being offered in China to teach residents of China to learn how to speak English and German.

Under our exclusive Software Resellers Agreement with Strokes International, AG (or Strokes) we are required to pay a royalty fee equal to 40% of the net retail price on each unit sold after the production and marketing fee to Xiamen Eurotech Intelligence Commercial & Trading Co. (“Xiamen”) is taken out.  In July 2008, we entered into an Exclusive Marketing and Distribution Agreement with Xiamen under which Xiamen acts as our exclusive marketing agent to produce, market, and sell the language education software products in the covered territories of China, Taiwan, Hong Kong, and Macao.  As part of that agreement,

Xiamen has assumed the underlying financial obligations of the Software Reseller Agreement and will remit proceeds from the sale of language education software products to Strokes on a direct basis.

Under the terms and conditions of the Resellers Agreement with Strokes we agreed to sell three different interactive multimedia language education software programs for the following net retail prices: 1) 385 RMB ($56.83) for the beginner program; 2) 556 RMB ($82.07) for the intermediate program; and 3) 726 RMB ($107.16) for the advanced program.  Because the products will be produced in China by Xiamen, the costs for production, duplicated, packaging, printing, and marketing expenses in the amount of 45 RMB for the beginners program, 55 RMB for the intermediate program, and 65RMB for the advanced program will be deducted from the net retail price before calculating 40% of the net retail price payable to Strokes. Out of the 60% net retail price to be retained by Xiamen for all operating costs and Multisys will receive $4.00 per unit sold or 27.10 RMB, using the currency conversion calculation as of this date.

Xiamen is marketing the software over the internet in China on a direct basis, using other direct marketing programs, and is also attempting to distribute the software through one or more of the large retail chains that specialize in selling software in China.  Examples of these large chain stores that Xiamen is working towards getting as a distributor of the Strokes software are Dang Dang, Amazon China, and Danwei Bookstores.  The primary focus of Xiamen has been establishing and defining multiple sales channels and supporting them with meaningful marketing programs, promotions, and advertising to the extent that funds are available to Xiamen from outside sources or by reinvesting income from sales. Xiamen duplicates the software and assumes responsibility for its packaging and distribution.  We provided $60,000 to Xiamen in September 2008 to financially assist in the organization and launch of the language education software products.   They have completed initial production, packaging, and marketing and have sold 1,923 units as of June 30, 2010, of which 921 were sold prior to December 31, 2009, 572 units were sold in the quarter ending March 31, 2010, and 420 were sold in the quarter ending June 30, 2010.  They will continue to advertise and market the product throughout 2010 and try to increase sales volume.

We required Xiamen to meet certain minimum annual sales volumes under the terms of the Exclusive Marketing and Distributions Agreement, beginning in 2009 through the end of 2012.  Pursuant to an amendment of the agreement with Xiamen, we agreed to waive the minimum sales requirement for 2008 and 2009.  This waiving of the minimum was necessary because the regulatory review of the product by the Chinese government took far longer than originally anticipated and the product was not cleared for sales in China until June of 2009.  The minimum annual sales requirements for 2010-2012, which are 6,000, 12,000 and 12,000 units, respectively, remain in effect at this time.

On June 3, 2010 we formed a wholly owned subsidiary of MLS, Multisys Acquisition, Inc., under the laws of the State of Nevada.

On June 9, 2010, we changed our independent registered public accounting firm, dismissing Li & Company, PC.  The reports of Li & Company on our financial statements as of December 31, 2009 and 2008, for the fiscal years then ended and for the period from June 6, 2008 (inception) through December 31, 2009, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.  The decision to change independent registered public accounting firm was recommended and approved by our Board of Directors.  On June 9, 2010, concurrently with the dismissal of Li & Company, upon approval of our Board of Directors, we engaged MaloneBailey, LLP as our new independent registered public accounting firm to audit and review the Registrant’s financial statements.

On June 10, 2010, our Board of Directors authorized a 3 for 1 forward stock split in the form of a dividend.  The record date for this stock dividend was June 24, 2010, and the payment and effective date was June 24, 2010.  Each of our shareholders holding one share of common stock received an additional two shares of common stock.  The total number of shares of common stock issued and outstanding pre-forward stock split was 2,052,500.  The total number of shares of common stock issued and outstanding post-forward stock split is 6,157,500.  The total number of warrants for common stock issued and outstanding pre-forward stock split was 100,000.  The total number of warrants for common stock issued and outstanding post-forward stock split is 300,000. All share and per share amounts herein have been retroactively restated to reflect this stock split.

On June 21, 2010 Holms Energy, LLC granted Multisys Acquisitions, Inc., a wholly owned subsidiary of MLS an option to purchase certain assets.  Such assets are related to certain interests in oil and gas rights on acreage located in McKenzie County, North Dakota (Holms Property), and potential production royalty income from wells to be drilled on the Holms Property whose mineral rights are owned by Holms Energy, LLC, and the transfer of all right, title and interest to an Option to Purchase Mineral Rights Agreement related to purchasing additional mineral rights and production royalty income on the Holms Property from a third party for One Million Six Hundred Forty Nine Thousand ($1,649,000) Dollars.  The option may be exercised to purchase the mineral rights assets by the issuance of 40 million shares of common stock by Multisys Language Solutions and the payment of $100,000.  The exercise of the option by Multisys Acquisition will also involve a change of control of MLS pursuant to which members of Holms Energy, LLC, will become the majority shareholders of MLS and the board of directors and management of MLS will be replaced by nominees of Holms.

The Option to Purchase Asset Agreement is contingent on the receipt of at least the minimum offering amount of $1,500,000 in the private placement offering currently underway by MLS (see Note 4).  If both the offering and the execution of the Asset

Purchase Agreement are not completed by August 31, 2010, all funds held will be returned to the investors in the private placement, and the Option to Purchase Asset Agreement will not be void.

Effective June 25, 2010, pursuant to unanimous written consent by the Board of Directors and the majority of shareholders (60.9%) authorized an increase in the total common stock, $.001 par value, available in our 2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan from one million (1,000,000) shares to five million (5,000,000) shares, to be granted to our officers, directors, consultants, advisors, and other key employees.

Results of Operations

Since Multisys was formed on June 6, 2008, it has earned only $7,692 in revenue and has incurred a net loss of $129,321 for the period from June 6, 2008 (inception) through June 30, 2010.  $4,008 was earned during the six months ended June 30, 2010 based on the sale of 992 units of the language education software products in China, compared to $0 earned for the six months ended June 30, 2009.

For the period from June 6, 2008 (inception) through June 30, 2010, we incurred $60,000 in distribution and advertising expenses and $4,810 in general and administrative expenses.  The $60,000 in distribution and advertising was paid in September of 2008 to Xiamen and we did not have any additional distribution and advertising expenses for the six months ended June 30, 2009 or the six months ended June 30, 2010.  Our general and administrative costs decreased slightly from $1,435 for the six months ended June 30, 2009, to $1,127 for the six months ended June 30, 2010.  This decrease was attributable to lower banking fees.

The following table provides selected financial data about our company as of June 30, 2010, December 31, 2009, and December 31, 2008.

Balance Sheets Data	June 30, 2010 (Unaudited)	December 31, 2009	December 31, 2008
Cash	$1,657	$3,855	$25,349
Software Reseller Agreement, net	7,917	8,417	9,417

Total assets	$13,582	$14,308	$34,766

Total current liabilities	$21,903	$17,253	$10,675
Stockholders’ equity (deficit)	(8,321)	(2,945)	24,091
Total liabilities and stockholders’ equity (deficit)	$13,582	$14,308	$34,766

Our cash in the bank at June 30, 2010 was $1,657.  Net cash provided by financing activities since June 8, 2008 (inception) through June 30, 2010 was $134,000 from the sale of our common stock and a related party note payable.

Net cash used in operating activities for the period from June 6, 2008 (inception) through June 30, 2010, was $122,343.  For the six months ended June 30, 2010, our total expenses were $15,376 as compared to $18,797 for the six months ended June 30, 2009, both periods were similar.  We do not presently expect our expenses to increase or decrease in next twelve months.  Our material financial obligations include our public reporting expenses, transfer agent fees, bank fees, and other recurring fees.

In its report on our December 31, 2009 audited financial statements, our auditors expressed an opinion that there is substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.  We have been in the developmental stage and have had revenues of only $7,692 since inception.  For the period from June 8, 2008 (inception) through June 30, 2010, we realized a net loss of $129,321.  Our continuation as a going concern is dependent upon including our ability to raise additional capital and to generate positive cash flows.

Liquidity and Capital Resources.

Our recent rate of use of cash in our operations over the last six months has been approximately $2,500 per month.  We expect that cash burn rate to stay fairly constant until either revenues increase dramatically or until it is economically viable to explore other languages with our educational software pursuant our business plan.  Given this recent rate of use of cash in our operations, we do not have sufficient capital to carry on operations past August 2010.  Our long term capital requirements and the adequacy of our available funds will depend on many factors, including the eventual reporting company costs, public relations fees, and operating expenses, among others.  If we are unable to raise additional capital, generate sufficient revenue, or receive loans from the officers on an as needed basis, we will have to curtail or cease our operations.

Net cash provided by financing activities for the period from June 6, 2008 (inception), through June 30, 2010, was $134,000.  This funding came from 43 investors in an offering of common stock at $0.033 per share totaling $110,250 that ended in October of 2008, $750 from our three officers for common stock at $0.0003 per share, a private common stock sale of 600,000 common shares for $10,000 on April 16, 2010, and then borrowings of $21,500 on related party notes payable offset by payments on related party notes payable of $8,500.

On June 28, 2010, we initiated a private placement of a minimum of 3,000,000 units and a maximum of 5,000,000 units of its restricted common stock at $0.50 per Unit.  Each Unit consists of two shares of common stock and one common stock purchase warrant that is exercisable at $.50 per share for a period of three years.  No Units will be sold unless we receive subscriptions for at least 3,000,000 Units on or before August 31, 2010.  All subscription funds will be held in a special account pending the closing of a proposed Asset Purchase Agreement between Multisys Acquisition, Inc., the wholly owned subsidiary of MLS and Holms Energy, LLC.

We cannot assure you that we will generate sufficient additional capital or revenues, if any, to fund our operations beyond August 2010, that any future equity financings will be successful, or that other potential financings through bank borrowings, debt or equity offerings, or otherwise, will be available on acceptable terms or at all.

If we cannot generate sufficient financing or revenues to continue operations, we will suspend or cease operations.  By virtue of our inability to secure financing or generate revenues over the preceding year, we have begun to seek out other sources of cash, including new investors, joint venture and strategic partners or loans from our officers or directors.  If we cease operations, we do not know what we would do subsequently and we have no plans to do anything in such event.  We have no plans to dissolve statutorily at this time, under any circumstances.  We are engaged in general discussions with multiple companies who may be interested in acquiring us.  As of this date there is no definitive agreement signed and there is no assure that any acquisition will be feasible in the future and in the event there is an acquisition, there is no assurance that it will be in the best interest of our shareholders.

Critical Accounting Policies and Estimates.

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates. All significant accounting policies have been disclosed in Note 2 to the consolidated financial statements for the years ended December 31, 2009 and 2008 filed with the SEC on Form 10-K.  Our critical accounting policies are:

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intangible Assets

Multisys Language Solutions’ intangible assets are composed of an exclusive Software Reseller Agreement with Strokes International AG and a Sales and Marketing Agreement with Xiamen Eurotech Intelligence Commercial & Trading Co.

Revenue Recognition

The Company follows the guidance of paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  The Company will derive royalties from distribution of interactive multimedia language education software sold by an independent third party distributor assigned by the Company in the Territory.  The Company entered into a Sales and Marketing Agreement (“Sales Agreement”) with Xiamen Eurotech Intelligence Commercial & Trading Co., Ltd. (“Xiamen”).  Pursuant to the Sales Agreement, Xiamen will pay the Company $4.00 (equivalent to 27.17 RMB using the currency exchange rate at August 13, 2010) for each unit of language education software sold by Xiamen in the Territory.  The royalty is calculated on a quarterly basis, and a royalty report detailing the total number of units sold by Xiamen during the reporting period at the applicable royalty rate of $4.000 per unit sold as well as the royalty payment is due within thirty (30) days after the last day of the reporting period.  The Company recognizes revenues upon receipts of the royalty report.  If the Company determines that collection of the royalty is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

Quantitative and Qualitative Disclosure of Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

(1)  Previous Independent Registered Public Accounting Firm

(i)

On June 9, 2010, Multisys Language Solutions, Inc. (“Registrant”) dismissed its independent registered public accounting firm, Li & Company, PC (“Li & Company”).

(ii)

The reports of Li & Company on the financial statements of the Registrant as of December 31, 2009 and 2008, for the fiscal years then ended and for the period from June 6, 2008 (inception) through December 31, 2009, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

(iii)

The decision to change independent registered public accounting firm was recommended and approved by the Board of Directors of the Registrant.

(iv)

During the Registrant’s most recent fiscal year ended December 31, 2009 and for the period from June 6, 2008 (inception) through December 31, 2008, and the subsequent interim period through June 9, 2010, (a) there were no disagreements with Li & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Company, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(v)

On June 9, 2010, the Registrant provided Li & Company with a copy of this Current Report and has requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements.  A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(2)  New Independent Registered Public Accounting Firm

On June 9, 2010, concurrently with the dismissal of Li & Company, upon approval of the Registrant’s Board of Directors the Registrant engaged MaloneBailey, LLP (“MaloneBailey”) as its new independent registered public accounting firm to audit and review the Registrant’s financial statements effective immediately.  During the most recent fiscal year ended December 31, 2009 and for the period from June 6, 2008 (inception) through December 31, 2008, the subsequent interim period through June 9, 2010, the date of the engagement of MaloneBailey, neither the Registrant, nor anyone on its behalf, has consulted MaloneBailey regarding:

(i)

either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)

any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

Vote Required

The holders of our Common Stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date.  As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees.  Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR the above-mentioned proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF RATIFICATION OF THE BOARD RESOLUTION AUTHORIZING THE ISSUANCE OF FORTY MILLION SHARES TO PURCHASE CERTAIN MINERAL RIGHTS FROM HOLMS ENERGY, LLC (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL 2
RATIFICATION OF THE BOARD RESOLUTION AUTHORIZING AN AMENDMENT OF

THE 2008 NON-STATUTORY AND NON-QUALIFIED STOCK OPTION AND

STOCK APPRECIATION RIGHTS PLAN TO INCREASE THE STOCK OPTIONS AVAILABLE

UNDER THE PLAN FROM 1,000,000 SHARES TO 5,000,000 SHARES

Summary

The Board of Directors of Multisys Language Solutions, Inc. (“MLS”) has, on September 26, 2010, subject to stockholder approval, authorized the amendment to the 2008 Non-Statutory and Non-Qualified Stock Option and Stock Appreciation Rights Plan ("2008 Stock Option Plan"), pursuant to which the Board would be authorized to increase the numbers of shares available for issuance pursuant to stock options in the plan from 1,000,000 up to 5,000,000 incentive or non-statutory stock options and restricted shares of common stock to employees, officers, directors, consultants and advisors of MLS.  Under the terms of the proposed amended 2008 Stock Option Plan, the total number of stock options or restricted shares that the Board would be authorized to issue under the plan may be adjusted by the Board if MLS undertakes a stock split.  The full text of the proposed amended 2008 Stock Option Plan is attached hereto as Appendix A.

Purpose

Stock option plans are intended to encourage stock ownership in MLS by its officers, directors, employees, consultants and advisors in order to promote their interest in the success of our company and to encourage their continued affiliation.

Administration

The Board of Directors, or a committee of the Board if created in the future, will determine whether, when and on what terms the grant of stock options under the 2008 Stock Option Plan may be appropriate in connection with any of the foregoing purposes, without the possible expense and delay of a special meeting of stockholders.  The grant of stock options or restricted common shares under the 2008 Stock Option Plan may, among other things, involve a non-cash charge to earnings if the options are granted below the market price on the date of grant.  The issuance of additional shares of common stock upon exercise of the options granted pursuant to the 2008 Stock Option Plan will have a dilutive effect on stockholder’s equity and voting rights and may also adversely affect the market price of the common stock.

Options

Grant of Options

The date of grant of an Option is the date on which the Board makes the determination to grant the Option unless a different date is specified by the Board. Option grants are evidenced by a written stock option grant. MLS will receive no consideration for the granting of Options. Subject to the express provisions of the Plan, the exercise of an Option will be subject to such terms, conditions and restrictions as the Board may impose in its sole discretion, including restrictions concerning transferability, repurchase and forfeiture.

Options are exercisable on the terms set forth in the stock option grant; provided that no incentive stock option (“ISO”) will be exercisable after the expiration of ten years from the Option grant date, and no ISO granted to an employee who is a ten percent stockholder of MLS will be exercisable after the expiration of five years from the Option grant date.  The Board may accelerate the earliest exercise date of any Option.  Options will expire following the termination of employment or other service with MLS on the terms set forth in the stock option grant.

Stock option grants will impose a $100,000 limit to the aggregate fair market value (calculated as set forth in “Option Price” below) of stock with respect to which ISOs, whether granted under the Plan or any other ISO plan of MLS or its parent or subsidiary, are exercisable for the first time by an optionee during any calendar year.  The above limitations are driven by provisions of the Code and are subject to change in the event that the relevant sections of the Code or regulations promulgated thereunder are amended.

Option Price

The exercise price of a non statutory stock option (“NSSO”) shall be the price per share set by the Board or Committee.  The exercise price of an ISO will be no less than one hundred percent (100%) of the fair market value of the shares on the date the Option is granted, unless the person to whom the Option is granted is a ten percent (10%) stockholder of MLS in which case the exercise price will be not less than one hundred ten percent (110%) of the fair market value of the shares on the date the Option is granted.

For purposes of the Plan, the fair market value of a share of MLS’ common stock on a given date will be the mean between closing representative bid and ask prices per share of the stock as reported byin the over the counter market (Bulletin Board) on the date of grant, as publicly reported, or the prior trading day if the market is closed on the date of grant.

The method of payment for shares issued upon exercise of Options granted under the Plan will be determined by the Board and may consist of cash, cancellation of indebtedness, other shares of MLS Common Stock and certain other methods permitted by law.

Plan Amendment and Termination

Except as described below, the Board of Directors may amend the Plan at any time or may terminate the Plan without stockholder approval except that, without approval of the stockholders, no such revision or amendment shall change the number of shares for which Options may be granted under the Plan, change the designation of the class of persons eligible to receive Options under the Plan, materially increase the benefits accruing to Optionees under the Plan, or decrease the price at which Incentive Stock Options may be granted.  The Plan will remain in effect until terminated by the Board of Directors, provided, however that no ISOs may be awarded under the Plan on or after the 10th anniversary of the later of the date the Board of Directors adopted the Plan or the date when the Board of Directors adopted the most recent increase in the number of shares available for issuance under the Plan that was approved by the stockholders of MLS.

Certain United States Federal Income Tax Information Regarding Options

Options granted under the Plan may be either ISOs, as defined in Section 422 of the Code, or NSSOs.

Incentive Stock Options

If an Option granted under the Plan is an ISO, the optionee will recognize no income as a result of the ISO grant and will incur no income tax liability at the time of exercise unless the optionee is subject to the alternative minimum tax. MLS will not be allowed a deduction for federal income tax purposes as a result of the exercise of the ISO regardless of the applicability of the alternative minimum tax.  Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. I f these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of option exercise or the sale price of the stock.  MLS will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Non Statutory Stock Options

All Options that do not qualify as ISOs under the Code are NSSOs.  Generally, an optionee will not recognize any taxable income at the time the optionee is granted a NSSO.  However, upon exercise of the Option, the optionee will recognize ordinary income for income tax purposes equal to the excess of the then fair market value of the shares over the exercise price.  The income recognized by an optionee who is also an employee of MLS will be subject to tax withholdings by MLS by payment in cash or out of the current earnings paid to the optionee. MLS will be allowed a deduction for federal tax purposes in an amount equal to the income recognized by the optionee so long as MLS has met all applicable withholding requirements and so long as the exercise of the option by optionee does not cause MLS to violate the limits on executive compensation set forth in Section 162(m) of the Code.  If the optionee holds such shares for more than one year following exercise of the option, any gain realized upon disposition will be treated as long-term capital gain. If the shares are sold within one year after the exercise date, any gain realized upon disposition will be treated as short-term capital gain.  The gain realized upon disposition will be the excess, if any, of the sales price over the tax basis of the shares.

Tax Summary Only

The foregoing summary of the effect of federal income taxation upon the optionee and MLS with respect to the purchase of MLS’ shares under the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country.

To date, none of the current directors have received any compensation for their services to MLS and as it grows, MLS will need to attract qualified and motivated employees, management and directors.  In the judgment of the Board of Directors, MLS needs to have a stock option plan to allow the company to have the flexibility to grant sufficient stock options to obtain necessary employees, management, directors and consultants and to retain the services of those parties in a competitive market for qualified personnel.  The number of stock options that the Board of Directors or its committee may grant in the future under the 2008 Stock Option Plan on an annual basis is not currently determinable.

Vote Required

The holders of our Common Stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date.  As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees.  Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR the above-mentioned proposal.  The amendment of the 2008 Stock Option Plan will be deemed authorized if a majority of the shares of common stock present at the Meeting, either in person or by proxy, and voting on the matter, votes in favor of the proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE BOARD RESOLUTION AUTHORIZING AN AMENDMENT OF THE 2008 STOCK OPTION PLAN TO INCREASE THE STOCK OPTIONS AVAILABLE UNDER THE PLAN FROM 1,000,000 SHARES TO 5,000,000 SHARES.

PROPOSAL 3

AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE

NAME OF OUR COMPANY TO BAKKEN RESOURCES, INC.

On August 23, 2010, our board of directors adopted a resolution authorizing an amendment to our company’s Articles of Incorporation to change the name of our company from Multisys Language Solutions, Inc. to Bakken Resources, Inc., predicated on the successful completion of our current 2010 private placement, the consent of the majority of shareholders and the completion of the acquisition of the Holms Assets.  A copy of the proposed Amended Articles of Incorporation is attached as Appendix B hereto.

Name Change of the Company

Our current Articles of Incorporation states that the name of our company is Multisys Language Solutions, Inc.

On August 23, 2010, our Board of Directors unanimously approved, subject to majority stockholder approval, the Certificate of Amendment to change our name from “Multisys Language Solutions, Inc.” to “Bakken Resources, Inc.”, predicated on the successful completion of the June 28, 2010 Private Placement with a closing date on or before October 31, 2010, or any date thereto extended by the Board of Directors and upon the closing of the purchase of certain oil and gas production royalty rights from Holms Energy, LLC pursuant to the Option to Purchase Assets Agreement on or before October 3,1 2010.  Please see our description of the proposed acquisition of the Holms Assets in Terms of the Transaction, and the description of our current private placement offering under Options on Assets of Holms Energy, LLC under Proposal 1 above.

Purpose of Changing the Name of the Company

After the closing of the purchase of certain oil and gas production royalty rights from Holms Energy, LLC pursuant to the Option to Purchase Assets Agreement on or before October 31, 2010, with the subsequent change in our board of directors and management, we intend to change our principal business activity from software marketing to oil and gas exploration.  The change in our corporate name will reflect the change in our business focus.  Please see our description of the proposed acquisition of the Holms Assets in Terms of the Transaction, and the description of our current private placement offering under Options on Assets of Holms Energy, LLC under Proposal 1 above.

Vote Required

The holders of our Common Stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date.  As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees.  Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR the above-mentioned proposal.  The amendment of the Articles of Incorporation as described in this proposal will be deemed authorized if a majority of the shares of common stock present at the Meeting, either in person or by proxy, and voting on the matter, votes in favor of the proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE BOARD RESOLUTION AUTHORIZING AN AMENDMENT OF THE ARTICLES OF INCORPOTATION CHANGING THE NAME OF OUR COMPANY TO BAKKEN RESOURCES, INC.

EXECUTIVE COMPENSATION

Executive Officers

The executive officers of Multisys Language Solutions, Inc. are Janelle Edington, President and Chief Executive Officer; Christopher Wetzel, Vice President; and Raymond Kuh, Chief Financial Officer, Secretary and Treasurer.

A.   Summary Compensation Table

The table below sets forth the aggregate annual and long-term compensation paid by us since inception on June 6, 2008, through the fiscal year ended December 31, 2008, and the fiscal year ended December 31, 2009, to our Chief Executive Officer (the “Named Executive Officer”). Other than as set forth below, no executive officer’s salary and bonus exceeded $100,000 for the fiscal year 2009.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Non-Qualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)	Total ($) (j)
Janelle Edington Pres. & CEO, Dir.	2008	0	0	0	0	0	0	$4,000	$4,000
	2009	0	0	0	0	0	0	$6,000	$6,000

B. Narrative Disclosure to Summary Compensation Table

Janelle Edington has not entered into formal written employment agreement with Multisys Language Solutions.  Janelle Edington entered into a consulting agreement of $1,000 per month beginning September 2008, and it was terminated after June of 2009 because of financial conditions of our company.

C. Outstanding Equity Awards at Fiscal Year End

Janelle Edington had not been granted any equity compensation, including option grants as of December 31, 2009.

Stock Awards			Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexer- cised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expira- tion Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($) (j)
Janelle Edington	0	0	0	0	0	0	0	0	$ 0

We have not issued any stock options since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.  As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it is profitable to do so.

D.

Compensation of Directors

None of our directors receive any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the fiscal year ended December 31, 2009, there were no other arrangements between us and our directors that resulted in our making payments to any of our directors for any services provided to us by them as directors.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity incentive Plan Com- pensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All other Compensa- tion ($) (g)	Total ($) (h)
Janelle Edington	0	0	0	0	0	0	0
Raymond Kuh	0	0	0	0	0	0	0
Christopher Wetzel	0	0	0	0	0	0	0

Employment Contracts with Executive Officers and Termination of Employment and Change-in-Control Arrangements

Multisys Language Solutions, Inc. does not have an employment contract with its Named Executive Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known by us with respect to the beneficial ownership of our common stock as of September 1, 2010 by (i) each person who is known by us to own beneficially more than 5% of common stock, (ii) our Named Executive Officer (see the section above entitled “Executive Compensation”), (iii) each of our directors and (iv) all of our current officers and directors as a group.  As of September 1, 2010, there were 6,157,500 shares of common stock outstanding.  Except as otherwise listed below, the address of each person is: c/o Multisys Language Solutions, Inc., Dolce Volpe Ave., Las Vegas, NV 89178.

The percentage of shares beneficially owned is based on 6,157,500 shares of common stock outstanding as of September 1, 2010.  Shares of common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of September 1, 2010 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Janelle Edington, Pres. & CEO(1)	1,500,000 shares	24.4%
Christopher Wetzel, Vice President, Dir. (2)	375,000 shares	6.1%
Raymond Kuh, CFO, Treas, Sec, Dir. (3)	375,000 shares	6.1%
Southwest Consulting Services, Inc. (4) Schottegatweg Oost 9E, Willemstad Curacao, Netherlands Antilles	600,000 shares	9.7%
Executive officers and directors as a group 3 persons (5)	2,250,000 shares	36.5%

(1)	Janelle Edington, President, Chief Executive Officer, and director. The holdings of Janelle Edington include 1,500,000 shares of common stock.
(2)	Christopher Wetzel, Vice President, director. The holdings of Mr. Wetzel include 375,000 shares of common stock.
(3)	Raymond Kuh, Chief Financial Officer, Treasurer, Secretary, and director. The holdings of Mr. Kuh include 375,000 shares of common stock.
(4)	The holdings of this named beneficial holder includes only shares of common stock and do not include any vested derivative securities.
(5)	The holdings of the executive officers and directors as a group include an aggregate of 2,250,000 shares of common stock as of September 1, 2010.

Legal Proceedings.

To the best knowledge of the management of Multisys Language Solutions, Inc., no director, officer, affiliate of Multisys Language Solutions, Inc., owner of record or beneficially of more than 5% of any class of securities of Multisys Language Solutions, Inc., or security holder is a party adverse to Multisys Language Solutions, Inc. or has a material interest adverse to Multisys Language Solutions, Inc. in any material legal proceeding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock.  Based solely upon the review of the Forms 3, 4 and 5 furnished to our company and certain representations made to our company, we believe that during 2009, the members of the Board of Directors, our executive Officers, and person(s) who hold more than 10% of our outstanding common stock timely filed all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to transactions in equity securities of our company.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Meeting.  If any other matter does properly come before the Meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

PROXY SOLICITATION

We will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock.  We will bear the expenses of calling and holding the Meeting and the soliciting of proxies therefore.

We may consider the engagement of a proxy solicitation firm. Our directors, officers, and employees may also solicit proxies by mail, telephone, and personal contact.  They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR OCTOBER 22, 2010 MEETING

Proposals of our stockholders that are intended to be included in our proxy statement and presented by such stockholders at our October 22, 2010 Meeting of Stockholders would have needed to be received no later than June 23, 2010.  Stockholders wishing to or propose other business at the October 22, 2010 Meeting of Stockholders, but not intending to include such proposal in the Multisys Language Solutions, Inc. proxy statement for such meeting, must give advance written notice us pursuant to our bylaws.  Our bylaws provide that notice of any such nomination or proposal must be received at our principal executive offices not less than 120 days prior to the date of a Meeting of Stockholders and must contain the information specified by our bylaws.  If this notice is not timely, then the nomination or proposal will not be brought before the Meeting of Stockholders.

ANNUAL REPORT AND OTHER FILED MATERIALS

A copy of our most recent Annual Report will not accompany this mailed proxy statement.  If you wish to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2009 with the proxy material, a copy of the Form 10-K will be made available (without exhibits), free of charge, to interested stockholders upon written request to Raymond Kuh; 8045 Dolce Volpe Ave., Las Vegas, NV 89178, telephone (702) 499-3990.  The Annual Report on Form 10-K, including exhibits, and any of our other materials filed with the Securities and Exchange Commission (“SEC”) are available to read or copy at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our filed materials are also available online at the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov, where the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically

By Order of the Board of Directors

October 12, 2010  /s/ Janelle Edington

Janelle Edington

President, Chief Executive Officer

Appendix A

Amended 2008 Stock Option Plan:

MULTISYS LANGUAGE SOLUTIONS, INC.

 Non-Qualified Stock Option and Stock Appreciation Rights Plan

1.

Purpose.

This 2008 Stock Option Plan is intended to encourage stock ownership in Multisys Language Solutions, Inc. by the officers, directors, employees, consultants, and advisors of the Company or its affiliates in order to promote their interest in the success of the Company and to encourage their continued affiliation.  All options granted under this 2008 Stock Option Plan are intended to be either (a) Incentive Stock Options or (b) Non-Statutory Stock Options.

2.

Definitions.

As used herein the following definitions shall apply:

"Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Advisor” shall mean an individual who provides bona fide services to the Company or Affiliate pursuant to a written contract.

"Affiliate" shall mean any corporation defined as a "parent corporation" or a "subsidiary corporation" by Code Section 424(e) and (f), respectively.

"Agreement" shall mean either a 2008 Incentive Stock Option Agreement or a 2008 Non-Statutory Stock Option Agreement, embodying the terms of the agreement between the Company and the Optionee with respect to Optionee's Option.

"Board" shall mean the Board of Directors of the Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Company" shall mean Multisys Language Solutions, Inc., a Nevada corporation.

"Consultant" shall mean any person who is placed on the Company's Consultants List by the Board and who agrees in writing to be included thereon.

"Disability" or "Disabled" shall mean the condition of being "disabled" within the meaning of Section 422(c)(6) of the Code or any successor provision.

"Director" shall mean an individual member of the Board.

“Disinterested Person” means a Non-Employee Director as defined in Rule 16b-3 of the Exchange Act of 1934, as amended.

"Employee" shall mean any salaried employee of the Company or its Affiliates, including those employees who are officers of the Company or its Affiliates.

"Fair Market Value" of Stock on a given date shall mean an amount per share as determined by the Board or its delegates by applying any reasonable valuation method determined without regard to any restriction other than a restriction which, by its terms, will never lapse.  Notwithstanding the preceding, if the Stock is traded upon an established stock exchange, then the "Fair Market Value" of Stock on a given date per share shall be deemed to be the average of the highest and lowest selling price per share of the Stock on the principal stock exchange on which the Stock is then trading or, if there was no trading of the Stock on that day, on the next preceding day on which there was such trading; if the Stock is not traded upon an established stock exchange but is quoted on a quotation system, the "Fair Market Value" of Stock on a given date shall be deemed to be the mean between the closing representative "bid" and "ask" prices per share of the Stock on such date as reported by such quotation system or, if there was no trading of the Stock on that day, on the next preceding day on which there was such trading.

"Incentive Stock Option" shall mean an option granted pursuant to the Plan which is designated by the Board or its delegates as an "Incentive Stock Option" and which qualifies as an incentive stock option under Section 422 of the Code or any successor provision.

"Non-Statutory Stock Option" shall mean a stock option granted pursuant to the Plan which is not an Incentive Stock Option.

"Option" shall refer to either or both an Incentive Stock Option or Non-Statutory Stock Option, as the context shall indicate.

"Optionee" shall mean the recipient of an Incentive Stock Option or a Non-Statutory Stock Option.

"Option Price" shall mean the price per share of Stock to be paid by the Optionee upon exercise of the Option.

"Option Stock" shall mean the total number of shares of Stock the Optionee shall be entitled to purchase pursuant to the Agreement.

"Plan" shall mean this Multisys Language Solutions 2008 Stock Option Plan, as amended from time to time.

"Reporting Person" shall mean an Optionee who is required to file statements relating to his or her beneficial ownership of Stock with the SEC pursuant to Section 16(a) of the Act.

"Rule 16b-3" shall mean Rule 16b-3 (as amended from time to time), promulgated by the SEC under the Act, and any successor thereto.

"SEC" shall mean the Securities and Exchange Commission.

"Stock" shall mean the $0.001 par value Common Stock of the Company.

3.

Administration.

The Plan shall be administered by the Board; provided, however, that the Board may delegate all or any part of its authority to administer the Plan in its entirety or, with respect to any group or groups of persons eligible to receive Options hereunder, to such committee as the Board shall in its sole discretion determine.  Such committee shall be composed of not fewer than two members (the “Committee”), all of the members of which Committee shall be Disinterested Persons, if required.  Any Disinterested Person shall comply with the requirements of Rule 16b-3.  The Board or its Committee may adopt, amend and rescind such rules and regulations for carrying out the Plan and implementing agreements and take such actions as it deems proper.  The interpretation, construction and application by the Board or its Committee of any of the provisions of the Plan or any Option granted thereunder shall be final and binding on the Company, all Optionees, their legal representatives, and any person who may acquire an Option directly from an Optionee by permitted transfer, bequest or inheritance.  Reference to administrative acts by the Board in the Plan shall also refer to acts by its Committee, unless the context otherwise indicates.  Whether or not the Board has delegated administrative authority, the Board has the final power to determine all questions of policy or expediency that may arise in administration of the Plan.

4.

Eligibility.

Only Employees are eligible to receive Incentive Stock Options under the Plan.  Employees, Officers, Directors, Consultants and Advisors of the Company or its Affiliates are eligible to receive Non-Statutory Stock Options under the Plan.

No person shall be eligible to receive an Option for a larger number of shares than is recommended for him or her by the Board.  Any Optionee may hold more than one Option (whether Incentive Stock Options, Non-Statutory Stock Options, or both, but only on the terms and conditions and subject to the restrictions set forth herein.

Incentive Stock Options granted to an Employee who owns stock at the time the Incentive Stock Option is granted, representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and its Affiliates, shall be granted at an Option Price at least one hundred ten percent (110%) of the Fair Market Value of the Stock at the time the Incentive Stock Option is granted.  In determining ownership of Stock by an Employee, the attribution standards set forth in Code Section 424(d) shall be applicable.

5.

Stock Subject to the Plan.

Options granted under the Plan shall be for shares of the Company's authorized but unissued or re-acquired Stock.  The aggregate number of shares of Stock which may be subject to Options pursuant to the Plan shall not exceed five million (5,000,000)

shares, unless adjusted by the Board pursuant to Paragraph 6(l).  Stock issued under other stock option plans of the Company shall not be counted against the maximum number of shares that can be issued under the Plan.

In the event that any outstanding Option expires or is terminated for any reason, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

If an Optionee pays all or part of any Option Price with shares of Stock, the number of shares deemed to be issued to the Optionee (and counted against the maximum number of shares that can be issued under the Plan) shall be the number of shares transferred to the Optionee by the Company, less the number of shares transferred by the Optionee to the Company as payment.  Stock issued on the exercise of an Option which is forfeited in accordance with the conditions contained in the grant by the Optionee after issuance shall be deemed to have never been issued under the Plan and, accordingly, shall not be counted against the maximum number of shares that can be issued under the Plan.  Notwithstanding the terms of the previous two sentences, the maximum number of shares for which Incentive Stock Options may be issued under the Plan shall be five million (5,000,000) shares, subject to adjustment by the Board as provided under Paragraph 6(l), regardless of the fact that under the terms of the preceding sentences, a lesser number of shares is deemed to be issued pursuant to the exercise of Incentive Stock Options.

6.

Terms and Conditions of Options.

The Board or its delegates shall authorize the granting of all Options under the Plan with such Options to be evidenced by Incentive Stock Option Agreements or Non-Statutory Stock Option Agreements, as the case may be.  Each Agreement shall be in such form as the Board may approve from time to time.  Each Agreement shall comply with and be subject to the following terms and conditions:

(a)

Type of Option; Number of Shares.  Each particular Option Agreement shall state the type of Options to be granted (whether Incentive Stock Options or Non-Statutory Stock Options) and the number of shares to which the Option pertains.  Under no circumstances shall the aggregate Fair Market Value of the Stock (determined as of the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all incentive stock option plans of the Company and its Affiliates) exceed $100,000.

(b)

Option Price.  Each particular Option Agreement shall state the Option Price.  The Option Price for an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of Stock on the date the Incentive Stock Option is granted.  The Option Price for a Non-Statutory Stock Option shall be the price per share of Stock set by the Board or its delegates.

(c)

Certificate Legends.  Certificates for shares of Stock issued and delivered to Reporting Persons may be legended, as the Board deems appropriate, if required by the provisions of any applicable rule or regulation.

(d)

Medium and Time of Payment.  The aggregate Option Price shall be payable upon the exercise of the Option and shall be paid in any combination of:

(i)

United States cash currency;

(ii)

a cashier's or certified check to the order of the Company;

(iii)

a personal check acceptable to the Company;

(iv)

to the extent permitted by the Board, shares of Stock of the Company (including previously owned Stock or Stock issuable in connection with the Option exercise), properly endorsed to the Company, whose Fair Market Value on the date of exercise equals the aggregate Option Price of the Option being exercised; or

(v)

to the extent permitted by the Board, the Optionee's entering into an agreement with the Company, whereby a portion of the Optionee's Options are terminated and where the "built-in gain" on any Options which are terminated as part of such agreement equals the aggregate Option Price of the Option being exercised.  The Company may establish, from time to time, procedures for a “cashless exercise” of options. "Built-in gain" means the excess of the aggregate Fair Market Value of any Stock otherwise issuable on exercise of a terminated Option, over the aggregate Option Price otherwise due the Company on such exercise.

The Board may permit deemed or constructive transfer of shares in lieu of actual transfer and physical delivery of certificates.  Except to the extent prohibited by applicable law, the Board may take any necessary or appropriate steps in order to facilitate the payment of any such Option Price.  Without limiting the foregoing, the Board may cause the Company to loan the Option Price to the Optionee or to guarantee that any Stock to be issued will be delivered to a broker or lender in order to allow the Optionee to borrow the Option Price.  The Board, in its sole and exclusive discretion, may require satisfaction of any rules or conditions in connection with payment of the Option Price at any particular time, in any particular form, or with the Company's assistance.  If Stock used to pay any Option Price is subject to any prior restrictions imposed in connection with any plan of the Company (including this Plan), an equal number of the shares of Stock acquired on exercise shall be made subject to such prior restrictions in addition to any further restrictions imposed on such Stock by the terms of the Optionee's Agreement or by the Plan.

(e)

Vesting.  The total number of shares of Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal).  The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised.  During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), any unexercised Option Stock may be exercised from time to time.

(f)

Duration of Options.  Each particular Option Agreement shall state the term of the Option; provided, however, that all Incentive Stock Options granted under this Plan shall expire and not be exercisable after the expiration of ten (10) years from the date granted; provided, further, that any Incentive Stock Option granted to an Employee who owns stock at the time the Incentive Stock Option is granted representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and its Affiliates shall expire and not be exercisable after the expiration of five (5) years from the date granted.  Non-Statutory Stock Options shall expire and not be exercisable after the date set by the Board or its delegates in the particular Option Agreement, or on any later date subsequently approved by the Board or its delegates.

(g)

Exercise of Options.

(i)

Each particular Option Agreement shall state when the Optionee's right to purchase Stock pursuant to the terms of an Option are exercisable in whole or in part, provided, however, that Incentive Stock Options shall not be exercisable by an Employee more than 90 days after the date that the employment of such Employee is voluntarily or involuntarily terminated, except in the case of death or disability of the Employee as provided below.  Subject to the earlier termination of the right to exercise the Options as provided under this Plan, Options shall be exercisable in whole or in part as the Board, in its sole and exclusive discretion, may provide in the particular Option Agreement, as amended.  The Board may at any time increase the percentage of an Option that is otherwise exercisable under the terms of a particular Option Agreement.  The Board, in its sole and exclusive discretion, may permit the issuance of Stock underlying an Option prior to the date the Option is otherwise exercisable, provided such Stock is subject to repurchase rights which expire pro rata as the Option would otherwise have become exercisable.

(ii)

If the Optionee does not exercise in any one (1) year period the full number of shares to which he or she is then entitled to exercise, the Optionee may exercise those shares in any subsequent year during the term of the Option.

(h)

Transfer of Options.  An Option shall not be transferable except by will or by the laws of decent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person, except as specifically provided for by the Board.  An attempted non-permitted transfer of an Option shall be void.

(i)

Disability of Optionee.  In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination (or such shorter period specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  If, at the date of termination, the Optionee is not entitled to exercise his of her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

(j)

Death of Optionee.  In the event of the death of an Optionee, the Option may be exercised, at any time within sixteen (16) months following the date of death (or such other period specified in the Option Agreement but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death.  If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan.  If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

(k)

Termination of Employment or Relationship as an Officer, Director, Consultant or Advisor.  In the event that an Optionee who is an Employee, Officer, Director, Consultant or Advisor of the Company or its Affiliates shall cease to be employed by or perform services for the Company or its Affiliates prior to the Option's expiration date (other than upon the Optionee's death or Disability), the exercise of Options held by such Optionee shall be subject to such limitations on the periods of time during which such Options, except for Incentive Stock Options limitations under section 6(g)(i) herein, may be exercised as may be specified in the particular Option Agreement, as amended, between the Optionee and the Company.  Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Board in their sole and exclusive discretion.  No provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company for any period of specific duration.

(l)

Recapitalization.

(i)

The number of shares issuable under the Plan and the number and amount of the Option Stock and the Option Price of outstanding Options may be proportionately adjusted by the Board, in its sole and exclusive discretion, for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares, or for the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company in order to preclude the dilution or enlargement of benefits under the Plan.

(ii)

The Board, in its sole and exclusive discretion, may make such equitable adjustments to the Plan and outstanding Options as it deems appropriate in order to preclude the dilution or enlargement of benefits under the Plan, upon exchange of all of the outstanding stock of the Company for a different class or series of capital stock or the separation of assets of the Company, including a spin-off or other distribution of stock or property by the Company.

(iii)

If the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Option Stock would have been entitled.  A dissolution or liquidation of the Company, a merger (other than a merger the principal purpose of which is to change the state of the Company's incorporation) or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the Company's Common Stock outstanding immediately preceding the merger is converted by virtue of the merger into other property, or other capital reorganization in which more than fifty percent (50%) of the Company's Common Stock is exchanged (unless the dissolution or liquidation plan, merger or consolidation agreement or capital reorganization corporate documents expressly provide to the contrary) shall cause each outstanding Option to terminate, provided, that each Optionee shall, immediately prior to such event, have the right to exercise his or her Option in whole or in part, unless the Option in connection with such event is either to be assumed by the successor corporation or parent thereof, or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or the Option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the Option on the date of such event.  Notwithstanding the preceding, if, within one (1) year from the date of such event, an Employee's employment is involuntarily terminated, then the Employee's outstanding Options, if any, shall become immediately exercisable.

(iv)

All adjustments required by the preceding paragraphs shall be made by the Board, whose determination in that respect shall be final, binding and conclusive, provided, that adjustments shall not be made in a manner that causes an Incentive Stock Option to fail to continue to qualify as an "incentive stock option" within the meaning of Code Section 422.

(v)

Except as expressly provided in this Paragraph 6(l), an Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend, or any other increase in the number of shares of stock of any class by reason of any dissolution, liquidation, merger, consolidation, reorganization, or separation of assets, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or amount of the Option Stock or the Option Price of outstanding Options.

(vi)

The grant or existence of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(m)

Rights as a Shareholder.  An Optionee shall not have rights as a shareholder with respect to any shares until the date of the issuance of a stock certificate to him or her for such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of issuance of such stock certificate, except as provided in Paragraph 6(l) above.

(n)

Modification, Extension and Renewal of Options.  Subject to the terms and conditions of the Plan, the Board may modify (including lowering the Option Price or changing Incentive Stock Options into Non-Statutory Stock Options), extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options under this Plan and/or other stock option plans of the Company (to the extent not previously exercised) and authorize the granting of new Options in substitution therefor.  Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan.

(o)

Securities Compliance.  The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock.  These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  Unless an Optionee could otherwise exercise a Stock Option or dispose of Stock delivered upon exercise of a Stock Option granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, at least six months shall elapse from the date of acquisition of the Stock Option to the date of disposition of its underlying Stock.

(p)

Transfer and Exercise of Options.  To the extent required by Code Section 422, each Incentive Stock Option shall state that it is not transferable or assignable by Optionee otherwise than by will or the laws of descent and distribution, and that during an Optionee's lifetime, such Incentive Stock Option shall be exercisable only by the Optionee.

(q)

Other Provisions.  Each Option Agreement may contain such other provisions, including without limitation, restrictions upon the exercise or transferability of the Option, as the Board may deem advisable.  Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such Incentive Stock Option shall be an "incentive stock option" as defined in Code Section 422, or to conform to any change in the law.

(r)

Withholding Taxes.  When the Company becomes required to collect federal and state income and employment taxes in connection with the exercise of an Option ("withholding taxes"), the Optionee shall promptly pay to the Company the amount of such taxes in cash, unless the Board permits or requires payment in another form.  Subject to such conditions as it may require, the Board, in its sole discretion, may allow an Optionee to reimburse the Company for payment of withholding taxes with shares of Stock.  If an Optionee is a Reporting Person at the time of exercise and is given an election to pay any withholding taxes with Stock, the Board shall have sole discretion to approve or disapprove such election.

7.

Term of Plan.

The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall not extend beyond a date ten (10) years from the date of adoption hereof by the Board.  No Incentive Stock Options or Non-statutory Stock Options may be granted under the Plan while the Plan is suspended or after it is terminated.  Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

8.

Amendment of Plan.

With respect to any shares at the time not subject to Options, the Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever, except that, without approval of the stockholders, no such revision or amendment shall change the number of shares for which Options may be granted under the Plan, except as provided in Section 6(l), change the designation of the class of persons eligible to receive Options under the Plan, materially increase the benefits accruing to Optionees under the Plan, or decrease the price at which Incentive Stock Options may be granted.  Furthermore, without the approval of the stockholders, the Plan may not be amended in any manner that will cause Incentive Stock Options issued under it to fail to meet the requirements of "incentive stock options" as defined in Code Section 422.  The Board may amend the Plan from time to time to the extent necessary to comply with any applicable law, rule or other regulatory requirement.

9.

Application of Funds.

The proceeds received by the Company from the sale of Stock pursuant to the exercise of an Option will be used for general corporate purposes.

10.

No Obligation to Exercise Option.

The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

11.

Indemnification.

In addition to such other rights of indemnification as they may have as Directors, Employees or agents of the Company, the Directors, or any individuals who are delegated authority by the Board to administer the Plan, shall be indemnified by the Company against: (i) their reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder; and (ii) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action,. suit or proceeding, except in actions to matters as to which it shall be adjudged in such action, suit or proceeding that such Director or individual is liable for negligence or misconduct in the performance of his duties; this indemnification is expressly conditioned upon the indemnified party, within ninety (90) days after institution of any such action, suit or proceeding, offering the Company in writing the opportunity, at its own expense, to handle and defend the same.

12.

Approval of Stockholders.

The portions of the Plan dealing with Incentive Stock Options shall take effect immediately, but cannot be amended or modified unless approved by the stockholders of the Company's preferred (if any) and Common Stock, which approval must occur within a period commencing twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board.  Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including the right of the Company to grant Non-Statutory Options for proper corporate purposes.

Appendix B

Proposed Amended Articles of Incorporation

AMENDED ARTICLES OF INCORPORATION

Formerly MULTISYS LANGUAGE SOLUTIONS, INC., now BAKKEN RESOURCES, INC.

The undersigned, being a citizen of the United States of America and over the age of twenty-one (21) years, for the purpose of forming a corporation under the Nevada Revised Statutes, states the following:

ARTICLE I

Name

The name of this corporation is BAKKEN RESOURCES, INC.

ARTICLE II

Registered Agent/Office

The registered agent is Janelle Edington, whose business address is 8045 Dolce Volpe, Las Vegas, NV 89178.

ARTICLE III

Purposes

The purpose for which this Corporation is organized is to engage in any activity and all lawful activities for which Corporations may be organized under the Corporation Law of the State of Nevada, as amended.

ARTICLE IV

Authorized Stock

The Corporation is authorized to issue two class of stock, designated "Common Stock" and “Preferred Stock.”  The total number of shares of stock authorized shall be One Hundred Ten Million shares consisting of One Hundred Million (100,000,000), par value $0.001 per share of Common Stock and Ten Million (10,000,000), par value $0.001 per share of Preferred Stock.  Any and all shares of stock may be issued, reissued, transferred or granted by the Board of Directors, as the case may be, to persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors shall have the authority pursuant to the Nevada Revised Statutes, to set, by resolution, the particular designation, preferences and relative, participating, optional or other special rights and qualification, limitations or restriction of any class of stock or any series of stock within any class of stock issued by this Corporation.

ARTICLE V

Duration

The Corporation’s period of duration shall be perpetual.

ARTICLE V

Board of Directors

The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of the directors shall not be reduced to less than two (2), except that, in cases where all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than two (2) but not less than the number of stockholders.

The names and post office addresses of the First Board of Directors, which shall be one (1) in number is as follows:

NAME

ADDRESS

Janelle L. Edington

8045 Dolce Volpe Ave.

Las Vegas, NV. 89178

The Board of Directors shall be limited to not less than two (2) nor more than nine (9), subject to the provisions set forth above.

Directors of the Corporation need not be residents of the State of Nevada and need not own shares of the Corporation's stock.

ARTICLE VI

Authority of Board of Directors

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the Bylaws, if any, adopted by the stockholders, to make alter or amend the Bylaws of the Corporation and the Articles of Incorporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and to cause to be executed mortgages and liens upon the real and personal property of this Corporation.

ARTICLE VIII

Shareholders’ Meetings

Meetings of the stockholders may be held at such place within or without the State of Nevada, if the By-laws so provide.  The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX

Incorporator

The name and post office address of the incorporator signing these Articles of Incorporation is set forth below:

NAME

ADDRESS

Janelle L. Edington

8045 Dolce Volpe Ave.

                                                                                                                       Las Vegas, NV. 89178

ARTICLE X

Indemnification

The Corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all personals who it shall have power to indemnify under this section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.  Pursuant to the Revised Nevada Statutes, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by the court of the competent jurisdiction that he/she is not entitled to be indemnified by the Corporation.

ARTICLE XI

Director Indemnification for Breach of Fiduciary Duty

To the fullest extent permitted by the Revised Nevada Statutes, as the same exists or may hereafter be amended, a director or officer of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer of the Corporation.

ARTICLE XII

Non-Assessable Stock

The capital stock of this Corporation shall not be assessable to pay the debts of the Corporation.

ARTICLE XIII

Non Cumulative Voting

At each election of directors, every shareholder entitled to vote as such election has the right to vote, in person or by proxy, the number of shares of stock held by him for as many personas as there are directors to be elected.  No cumulative voting for directors shall be permitted.

ARTICLE XIV

No Preemptive Rights with Common Stock

All shareholders are denied preemptive rights regarding additional shares of Common Stock of this Corporation.

ARTICLE XV

Related Party Transactions

No contracts or other transactions between the Corporation and any other corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporations; and

Any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the Corporation, provided that the fact that he/she or such firm is so interested shall be fully disclosed or shall have been known to the Board of Directors of the Corporation or a majority thereof

ARTICLE XVI

Right to Amend Articles

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed in the By-laws of the corporation, and all rights and powers conferred herein prescribed in the By-laws of the corporation, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

              DATED this _______ day of _____________, 2010

                                             _____________________

                                             President

PROXY BALLOT

1.

Ratify the Board Resolution authorizing the issuance of forty million (40,000,000) shares to purchase certain mineral rights from Holms Energy, LLC, a transaction which will involve a change in control of our company.

FOR ☐  AGAINST ☐  ABSTAIN ☐

2.

Ratify the Board Resolution authorizing an amendment of the 2008 Non-Statutory and Non-Qualified Stock Option and Stock Appreciation Rights Plan to increase the stock options available under the Plan from 1,000,000 shares to 5,000,000 shares.

FOR ☐  AGAINST ☐  ABSTAIN ☐

3.

To ratify the Board Resolution authorizing the amendment of our Articles of Incorporation changing the name of the corporation to Bakken Resources, Inc. upon successful completion of the June 28, 2010 Private Placement.

FOR ☐  AGAINST ☐  ABSTAIN ☐

4.

To consider and act upon such other matters as may properly come before the Meeting and any adjournment thereof.

FOR ☐  AGAINST ☐  ABSTAIN ☐

Mark here for address change and note at right

☐

Mark here if you plan to attend the meeting

☐

______________________________________________________________________________

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE ENCLOSED.

______________________________________________________________________________

If stock is held jointly, signature should include both names.  If stock is held by executors, administrators, trustees, guardians and others signing in a representative capacity, please give full title.  If stock is held by a corporation, please sign in full corporate name and give name and title of authorized officer.  If stock is held by a partnership, please sign in partnership name by authorized person.

Signature: _________________________________________  October  ___, 2010

Signature: _________________________________________  October  ___, 2010